Exhibit 10.4
                                                       LEASE


                                                      BETWEEN


                                          ENTERTAINMENT PROPERTIES TRUST,
                                      a Maryland real estate investment trust

                                                   ("LANDLORD")

                                                        AND

                                           AMERICAN MULTI-CINEMA, INC.,
                                              a Missouri corporation

                                                    ("TENANT")


                                                   For the Lease
                                                        of

Grand 24, Dallas, TX                   Leawood Town Center 20, Kansas City, MO
Promenade 16, Los Angeles, CA          South Barrington 30, Chicago, IL
Ontario Mills 30, Los Angeles, CA      Mission Valley 20, San Diego, CA
West Olive 16, St. Louis, MO           Lennox 24, Columbus, OH
Studio 30, Houston, TX                 First Colony 24, Houston, TX
Huebner Oaks 24, San Antonio, TX       Oakview 24, Omaha, NE

                                          November 21, 1997



Michael G. O'Flaherty                              E.T. Bullard
Stinson, Mag & Fizzell, P.C.                       Lathrop & Gage L.C.
1201 Walnut                                        Suite 2500
Suite 2800                                         2345 Grand Boulevard
Kansas City, Missouri  64105                       Kansas City, Missouri  64108
Telephone:  (816) 691-3180                         Telephone:  (816) 292-2000
Telecopy:   (816) 691-3495                         Telecopy:  (816) 292-2001



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Counsel to Landlord                                Counsel to Tenant


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                                AMC BUILD

                        (REIT PROGRAM)



     LEASE THIS LEASE, dated as of November 21, 1997, is made by and between ENTERTAINMENT PROPERTIES TRUST, a Maryland real estate investment trust, with an office at One Kansas City Place, 1200 Main Street, Suite 3250, Kansas City, Missouri, 64105, ("Landlord"), and AMERICAN MULTI-CINEMA, INC., a Missouri corporation, with an office at 106 West 14th Street, Suite 1700, Kansas City, Missouri 64105 ("Tenant").
1. Attachments to Lease; Rent and Expense Rider and
Exhibits. Attached to this Lease and hereby made a part hereof are the following:

                  RENT AND EXPENSE RIDER - a statement of the Annual Fixed Rent, Percentage Rent and common area and real estate tax charges, if any, which are to be paid by Tenant hereunder together with provisions pertaining to the payment thereof.
                  EXHIBIT A - a legal description of the tract of land constituting the land portion of the Leased Premises.
                  EXHIBIT B - a site plan (the "Site Plan") of Leased Premises and the Entire Premises (if applicable) showing (i) the location of Tenant's Facility, outlined in red, and (ii) the Leased Premises or the Entire Premises (if applicable) of which the Leased Premises are a part, outlined in black, and
(iii) the location of any other buildings and improvements constructed or to be to be constructed, if known, within the Entire Premises by any person or entity.




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

       2.    Definitions and Rules of Construction.
              (A) Definitions. The following terms for purposes of this Lease shall have the meanings hereinafter specified:
                  "Affiliate" shall mean as applied to a person or entity, any other person or entity directly or indirectly controlling, controlled by, or under common control with, that person or entity.
                  "Annual Fixed Rent" shall mean the annual fixed rent payable hereunder, which shall be the following:
                      (1) From the  Commencement  Date through and including the end of the first Lease Year, an amount, per annum, equal to the product obtained by multiplying $18,600,000.00 (the Purchase Price with respect to such property set forth in the Agreement of Sale and Purchase entered into among Landlord, Tenant and AMC Realty, Inc. dated as of November 21, 1997) by ten and one half (10.5) percent.
                      (2) During the second Lease Year and each following  Lease
              Year until the end of the initial fixed term and during all Option Periods, if Tenant shall so extend the term of this Lease, the Annual Fixed Rent shall be increased each Lease Year by an amount equal to the Annual Fixed Rent Escalation.
                  "Annual Fixed Rent Escalation" shall be the lesser of 2% or the percentage increase in the Consumer Price Index ("CPI") for the previous Lease Year times the previous Lease Year's Annual Fixed Rent.
     "Annual Percentage Rent" is defined in the Rent and Expense Rider.



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

                  "Business Days" is defined as any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York are authorized by law to close.
                  "Commencement Date" is defined in the Article captioned "Term." "Common Facilities" shall include, if applicable, all parking areas, streets, driveways, curb cuts, access facilities, aisles, sidewalks, malls, landscaped areas, sanitary and storm sewer lines, water, gas, electric, telephone and other utility lines, systems, conduits and facilities and other common and service areas within the Entire Premises, whether or not shown on the Site Plan, and regardless of by whom owned.
                  "Code" means the Internal Revenue Code of 1986, as the same may be amended or supplemented, and the rules and regulations promulgated thereunder.
     "CPI" shall mean the Consumer Price Index for all Urban Consumers, U.S. City Average, published by the Bureau of Labor Statistics of the United States Department of Labor (base year 1982-84=100), or any successor index thereto.
                  "Cross-Default Termination Date" means the earlier to occur of
(i) the date the senior long-term debt obligations of Tenant's Parent or the corporate credit rating of Tenant's Parent is rated investment grade by either Standard & Poor's Corporation or Moody's Investors Services, Inc., (ii) Tenant's Rent under this Lease and any other lease between Landlord and Tenant represents less than 50% of the Landlord's rental income for any fiscal quarter or (iii) the expiration of the fixed term hereof.
                  "Default Rate" shall mean the lesser of (i) the Prime Rate plus 4% or (ii) the highest rate of interest that may lawfully be charged to the party then required to pay interest under this Lease at the Default Rate.


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                  "Entire Premises" shall mean, if applicable, the tract of land constituting the land portion of the Leased Premises described on Exhibit A and shown outlined in black on the Site Plan where Tenant's Facility is located, together with any buildings, Common Facilities and other improvements thereon, as the Entire Premises is constituted from time to time. In no event shall the Entire Premises be deemed to include any land which Landlord does not own either fee title or a leasehold interest.
     "Environmental Report" is defined in the Article captioned "Governmental and Ground Lease Compliance."
                  "Expiration Date" is defined in the Article caption "Term." "Final Plans" shall mean the final plans, drawings and specifications for Tenant's Facility as built.
                  "Floor Area" shall mean, with respect to each building or structure on the Entire Premises (if applicable) or Tenant's Facility, the number of square feet of floor area at each level or story lying within the exterior faces of exterior walls thereof (except party walls as to which the center line, not the exterior faces, shall be used), whether or not leased or occupied; PROVIDED, HOWEVER, none of the following shall be included in the computation of the Floor Area of Tenant's Facility: (i) any canopies (or the area under such canopies) extending from the walls of Tenant's Facility, (ii) any sidewalks, ramps, stairways or other walkways located outside the exterior walls of Tenant's Facility regardless of whether any are contiguous or adjacent to Tenant's Facility, (iii) any mezzanines used primarily for projection and office purposes, (iv) any area designed as a weather barrier, and (v) any corridors, vertical transportation and other areas which would not be necessary if Tenant's Facility were at grade level.


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



     "Force Majeure" is defined in the Article captioned "Force Majeure." "Governmental Authorities" shall mean all federal, state, county, municipal and local departments, commissions, boards, bureaus, agencies and offices thereof, having or claiming jurisdiction over all or any part of the Entire
Premises (if applicable) or Tenant's Facility or the use thereof. "Gross Receipts" is defined in the Rent and Expense Rider.

     "Ground Lease" shall mean, in the event Landlord does not own fee title to the Leased Premises, the ground lease or similar conveyance instrument by which Landlord holds a leasehold or similar estate therein and to which this Lease is subject.

     "Hazardous Substances" is defined in the Article captioned "Governmental Compliance."

                  "Laws" shall mean all present and future requirements, administrative and judicial orders, laws, statutes, ordinances, rules and regulations of any Governmental Authority.
                  "Lease Year" is defined in the Rent and Expense Rider.
                  "Leased Premises" shall mean Tenant's Facility, the land described in Exhibit A (including, if applicable, the lessee's interest in any ground lease) and all improvements, fixtures, appurtenances, rights, easements and privileges thereunto belonging or in any way appertaining, and all other rights, easements and privileges granted to Tenant in this Lease, excluding, however, Tenant's Property as defined below.

     "Metropolitan Area" shall mean the Dallas, Texas, metropolitan area.

     "Mortgage" shall mean any mortgage or deed of trust or other instrument in the nature thereof evidencing a security interest in the Leased Premises or any part thereof.

                  "Number of Fixed Term Years" shall mean 13 years.



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     "Option  Periods" shall mean four (4) successive  separate  periods of five
(5)   -------------- years each.

                  "Percentage Rate" shall mean 6%.

                  "Prime Rate" shall mean the lesser of (i) the per annum interest rate from time to time publicly announced by Citibank, N.A., New York, New York as its base rate and (ii) the maximum nonusurious interest rate permitted by applicable laws. If Citibank, N.A. should cease to publicly announce its base rate, the Prime Rate hereunder shall be the lesser of (i) the prime, base or reference rate of the largest bank (based on assets) in the United States which announces such rate and (ii) the maximum nonusurious interest rate permitted by applicable laws.

     "REA" is defined in the Article captioned "Other Tenancies; REA".

     "Related Leases" shall mean the Leases with respect to the properties listed on the cover sheet of this Lease and Gulf Pointe 30 (Houston, TX), Mesquite 30 (Dallas, TX), Cantera 30 (Chicago, IL), Hampton Town Center 24 (Norfolk, VA) and Livonia 20 (Detroit, MI).

                  "Rent" shall mean Annual Fixed Rent, Annual Percentage Rent and other charges payable by Tenant under this Lease.
                  "Required Insurance" shall mean the insurance policies which Tenant is required to maintain pursuant to Sections (A), (B) and (C) of Article 15.
                  "Right to Purchase Period" shall for purposes of Article 29 hereof mean the period of 5 years from and including the Commencement Date.
                  "Shopping Center", if applicable, shall mean the Shopping Center of which the Leased Premises are a part or adjacent to.



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

                  "Taxes" is defined in the Rent and Expense Rider.
                  "Tenant's Facility" shall mean the building previously erected
and/or  owned  by  Tenant  or  Tenant's   Affiliate  which  presently   contains
approximately 98,175 square feet of Floor Area, 24 auditoriums and 5,067 seats.

     "Tenant's Operating Covenant" is defined in the Article captioned "Tenant's Covenant to Operate."

                  "Tenant's Operating Period" shall mean the period beginning on the Commencement Date and ending on the 10th anniversary of such date.

     "Tenant's   Parent"   shall  mean  AMC   Entertainment   Inc.,  a  Delaware
corporation.

     "Tenant's Property" is defined in the Article captioned

     "Fixtures." "Tenant's Pylon" is defined in the Article captioned "Tenant's Signs." "Tenant's Signs" is defined in the Article captioned "Tenant's Signs." "Term of this Lease" or "term hereof" shall mean the initial fixed term as provided in the Article captioned "Term" and any renewal or extension thereof.

     "Transfer" shall for purposes of Article 29 hereof mean any sale, transfer, conveyance or other disposal (which may include a lease back) of the Leased Premises or any part thereof.

              (B) Rules of Construction. The following rules of construction shall be applicable for all purposes of this Lease, unless the context otherwise requires:
                      (1) The  terms  "hereby,"  "hereof,"  "hereto,"  "herein,"
              "hereunder" and any similar terms shall refer to this Lease, and the term "hereafter" shall mean after, and the term "heretofore" shall mean before, the date of this Lease.


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                      (2) Words of the  masculine,  feminine  or  neuter  gender shall mean and include the correlative words of the other genders and words importing the singular number shall mean and include the plural number and vice versa.
                      (3) The terms  "include,"  "including"  and similar  terms shall be construed as if followed by the phrase "without being limited to."
        3.    Premises.
                  Landlord   hereby   demises  and  leases  or   subleases,   as
applicable, unto Tenant, and Tenant hereby leases or subleases, as applicable, from Landlord, for the consideration and upon the terms and conditions herein set forth, the Leased Premises.
        4.    Term.
                  The initial fixed term of this Lease shall commence November 24, 1997 (the "Commencement Date"), and shall expire as of midnight on the last day of the last year of the Number of Fixed Term Years from the first day of the first month immediately following the Commencement Date ("Expiration Date"); PROVIDED, HOWEVER, if the Expiration Date is a date other than January 31, or September 30, then Tenant may, by notice to Landlord given got later than 6 months prior to the Expiration Date, elect to have the Expiration Date postponed until the next succeeding January 31 or September 30, whichever first occurs. If Tenant so elects, then the last Lease Year shall be longer than 12 months, and shall end on the January 31 or September 30 (as the case may be) next following the previously scheduled Expiration Date.
        5.    Rent.
              (A) Fixed and Percentage. Tenant shall pay Landlord, without abatement, adjustment or setoff, except as set forth herein, the Annual Fixed Rent in the manner set


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

       forth herein and in the Rent and Expense Rider commencing on the Commencement Date, subject to the provisions of paragraph (B) below and, if applicable, Annual Percentage Rent, in the manner set forth herein and in the Rent and Expense Rider.
              (B) Ground Rents, If Any. Tenant also covenants and agrees during the term of this Lease to pay any rent obligations of Landlord under any Ground Lease. Tenant shall not receive a credit against its Annual Fixed Rent or any other amounts due hereunder for such Ground Lease rental payments.
              (C) Prohibition of Use. If at any time during the term of this Lease, (i) any Law shall prohibit the use of Tenant's Facility for the purposes permitted in Section 7(A)(i) or (iii) of this Lease (the
       "Prohibition"), and (ii) such Prohibition shall require Tenant to discontinue its business operation in the Leased Premises or as a result of such Prohibition Tenant reasonably determines that it is economically unfeasible to continue to operate its business, and Tenant does in fact discontinue its business operation in the Leased Premises, then for the period beginning with the Tenant's discontinuance of its business operations in the Leased Premises and ending on the earlier of the date the Tenant commences its business operations in the Leased Premises or 30 days following the date the Prohibition shall have been lifted, Rent payable by Tenant under this Lease shall be fully abated and Landlord shall, promptly after such occurrence or imposition, refund any unearned Rent paid by Tenant. Immediately upon the earlier to occur of (a) Tenant becoming aware of any proposed Prohibition, or (b) Tenant's receipt of any notice from any Governmental Authorities of any Prohibition, Tenant shall promptly notify Landlord of such fact, and Landlord shall have the right to proceed, in its or Tenant's name, and at Landlord's sole cost and expense, to take such action as Landlord shall determine to be


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

       necessary or desirable to contest or challenge the Prohibition. Landlord shall within 30 days of receipt of notice from Tenant of the Prohibition notify Tenant in writing if Landlord elects to contest or challenge such Prohibition. If (x) Landlord shall elect not to contest or challenge the Prohibition, (y) a final, nonappealable judgment is entered upholding the Prohibition, or (z) Landlord shall fail in the judgment of Tenant, reasonably exercised, to diligently proceed with the contest or challenge of such Prohibition, and such failure to proceed continues for 10 days after written notice to Landlord of such failure, then either Tenant or Landlord may at any time thereafter while such Prohibition continues terminate this Lease by giving the other party written notice of such termination. If a Prohibition should occur or be imposed, nothing in this paragraph (C) shall be deemed to impair Tenant's obligations under paragraph (B) of the Article captioned "Governmental Compliance" at any time during which Tenant is not prohibited from using Tenant's Facility for the purposes permitted in Section 7(A)(i) and (iii) of this Lease by the Prohibition.

     6. Covenant of Title; Authority and Quiet Possession; Transfer of Title.

     (A) Landlord's  Covenant.  Landlord represents and warrants to Tenant that:
(i) Landlord has full right and lawful authority to enter into and perform Landlord's obligations under this Lease for the term hereof, and Landlord has not and will not suffer, incur or enter into any contracts, leases, tenancies, agreements, restrictions, violations, encumbrances or defects in title of any nature whatsoever which would materially adversely affect the right, title and interest in the Leased Premises which was assigned or transferred to Landlord or would materially adversely restrict or prevent the use or enjoyment by Tenant of the Leased Premises; (ii) this Lease shall not be subject or


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       subordinate  to any  Mortgage  except  for such  subordination  as may be accomplished in accordance with the provisions of the Article captioned "Estoppel Certificate; Attornment; and Priority of Lease; Subordination" and (iii) if Tenant shall discharge the obligations herein set forth to be performed by Tenant, Tenant shall have and enjoy, during the term hereof, the quiet and undisturbed possession of the Leased Premises together with the right to use the Common Facilities, if any, as in this Lease contemplated, free from interference by Landlord or any party claiming under Landlord.
              (B) Leasehold Title Policy. Contemporaneously with the execution of this Lease, if requested by Tenant, Landlord shall furnish Tenant, at Tenant's sole cost and expense, a binding commitment for the issuance of a leasehold owner's title insurance policy on the ALTA standard form B-1970 (amended 10/17/70) policy form if available, and if not available, on the current policy form available in the state in which the Leased Premises is located, in an amount reasonably determined by Tenant and containing such endorsements available in such state as Tenant shall
       reasonably   designate,   written  by  Stewart  Title  Guaranty  Company,
       committing to insure as of the date of recording of a memorandum of this Lease that the condition and state of the title to the leasehold estate created hereunder is in accordance with clauses (i) and (ii) of paragraph
       (A) of this Article. The acceptance of such commitment or resulting title policy by Tenant shall in no way be construed as a waiver of, or in any way be deemed to impair, Landlord's representations and warranties set forth in paragraph (A) of this Article. By executing this Lease, Tenant shall be deemed to have approved and accepted the status of title as reflected in such title commitment.
              (C) Change of Ownership. Subject to Tenant's rights under the Article captioned "Right of First Refusal to Purchase by Tenant," Landlord shall promptly notify Tenant in


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       writing of any change in the ownership of the Leased Premises, giving the name and address of the new owner and instructions regarding the payment of rent. In the event of any change in or transfer of title of Landlord in and to the Leased Premises or any part thereof, whether voluntary or involuntary, or by act of Landlord or by operation of any Laws, Tenant shall have the right to pay Annual Fixed Rent or other charges thereafter accruing to the party to which Tenant was making payments prior to such change in title until (i) Tenant shall have been notified of such change in title and given satisfactory proof thereof (it being hereby agreed that a letter signed by both the prior owner and the new owner of the Leased Premises notifying Tenant of such transfer and the address for rent payment and notice purposes hereunder shall be deemed satisfactory proof of such change in title), and (ii) such new owner shall execute and deliver an agreement, in recordable form, whereby such new owner assumes and agrees with Tenant to discharge all obliga tions of Landlord under this Lease.
        7.    Use of Premises.
              (A) During Initial Ten Years. During the period commencing with the Lease Commencement Date and ending on the day before the 10th anniversary of the Lease Commencement Date, Tenant's Facility shall not be used except (i) primarily as a theatre and auditorium for presentation of motion pictures, telecasts and other audio-visual presentations, and for meetings and other public presentations and entertainment; (ii) for the incidental operation therein of games and other amusement devices (electronic or otherwise); (iii) for the incidental retail sale therein of food, beverages and refreshments; (iv) for the incidental sale or rental (or both) of video cassettes and discs; (v) for the incidental sale of records, compact discs, books, magazines, toys and novelties related to


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

       the movie industry; (vi) for the incidental sale of other goods, wares, merchandise and services; and (vii) such other incidental lawful retail, service or entertainment purpose(s) which are not specifically prohibited under this Lease. Notwithstanding anything to the contrary herein, Tenant shall not have the right to use the Leased Premises, or any part thereof, for any use or purpose which is not permitted by, or which results in a violation of, any agreement, covenant or restriction to which the Leased Premises is subject as of the date of this Lease, or any Ground Lease or REA applicable to the Leased Premises.
              (B) After Initial Ten Years. Following the 10th anniversary of the Lease Commencement Date, Tenant's Facility, if used at all, may be used for any lawful purpose(s), provided that Tenant must obtain Landlord's prior approval if such use would have the effect of causing all or a portion of the amount received or accrued by Landlord pursuant to this Lease to be treated as other than "rents from real property" within the meaning of Section 856(d) of the Code. Notwithstanding anything to the contrary herein, Tenant shall not have the right to use the Leased
       Premises, or any part thereof, for any use or purpose which is not permitted by, or which results in a violation of, any agreement, covenant or restriction to which the Leased Premises is subject as of the date of this Lease, or any Ground Lease or REA applicable to the Leased Premises, [see page 13A for continuation]
              (C) Landlord Assistance. Landlord agrees to execute, without cost to Landlord, such customary applications, consents and other instruments as shall be required by Governmental Authorities to permit the operation of Tenant's Facility as permitted by this Lease, so long as such applications, consents or other instruments do not impose or subject Landlord to any liability or claim, and Tenant hereby covenants and agrees to indemnify and hold harmless Landlord from and against any and all claims, costs, demands,


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

       losses or liabilities (including attorneys' fees) which Landlord may suffer or incur by reason of Landlord's execution of any such applications, consents or other instruments as Tenant may request. If at any time any claims, costs, demands, losses or liabilities are asserted against Landlord by reason of Landlord's execution of any such applications, consents or other instruments as Tenant may request, Tenant will, upon written notice from Landlord given in accordance with the provisions hereof, defend any such claims, costs, demands, losses or liabilities at Tenant's sole cost and expense by counsel reasonably acceptable to Landlord and Tenant. The provisions of this paragraph shall not be construed as limiting the representations and warranties of Landlord set forth in paragraph (A) of the Article captioned "Covenant of Title; Authority and Quiet Possession; Transfer of Title."

     (D) Certain Limitations. The obligations of Tenant under this Article are subject to the provisions of paragraph (C) of the Article captioned "Tenant's Covenant to Operate."

        8.    Subletting and Assigning.
              (A) After Operating Covenant. At any time after the 5th anniversary of the Lease Commencement Date, Tenant shall have the right, without Landlord's consent, to assign this Lease or sublet all or any part of the Leased Premises once or more often; provided, however, that
       (i) each sublease or assignment shall be made subject and subordinate to the provisions of this Lease; (ii) the sublessee of all of the Leased Premises or assignee, by written instrument, duly executed, acknowledged and delivered to Landlord, shall assume all of Tenant's Obligations under this Lease; and (iii) no sublease or assignment shall


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

       impose any obligations on Landlord or modify or limit any power or right of Landlord under this Lease except as may be set forth in paragraph (E) hereof.
              (B) Continuation of Liability. If Tenant assigns this Lease or sublets all or any part of the Leased Premises, Tenant shall, subject to the provisions of paragraph (C) of this Article, remain liable and responsible under this Lease and Tenant's Parent, subject to such provisions, shall remain liable as guarantor of Tenant's obligations; PROVIDED HOWEVER, in the case of an assignment or sublease of all of the Leased Premises, if this Lease shall continue in effect after the last day of the initial fixed term hereof or any renewal term during which such assignment or sublease occurs and if the assignee or sublessee shall have assumed in writing the performance of the covenants and obligations of Tenant hereunder, Tenant (and Tenant's Parent) shall not be liable or responsible to Landlord for any default or nonperformance by such assignee or sublessee as tenant hereunder arising or occurring after the last day of the initial term hereof or of the renewal term during which such assignment or subletting occurs.
              (C) Release of Liability. Tenant shall be released and relieved from further liability under this Lease (and Tenant's Parent shall be released and relieved from its guaranty of Tenant's obligations under this Lease) if an assignment is made after the 5th anniversary of the Lease Commencement Date and (i) the assignee, by written instrument, duly executed and acknowledged and delivered to Landlord, assumes and covenants and agrees with Landlord to perform all the terms, covenants and conditions of this Lease which by the terms hereof are binding on Tenant from and after such transfer and (ii) such assignee (or the guarantor of such assignee's obligations under this Lease) has as of the end of the fiscal quarter preceding the month during which any such assignment becomes effective or subsequently attains a book net worth of not less than $100,000,000.00, as demonstrated to Landlord's reasonable satisfaction (e.g. by audited financial statements or the delivery of a 10-Q report, in the case of a public company). If Tenant wishes to assign this Lease or sublease the entire Leased Premises at any time during the term of this Lease to an assignee or sublessee which does not have, as of the end of the fiscal quarter preceding the month during which such assignment or sublease becomes effective, a book net worth of $100,000,000.00, as demonstrated to Landlord's reasonable satisfaction (e.g., by audited financial statements or the delivery of a 10-Q report, in the case of a public company), then Tenant shall have the right to make such assignment or sublease, but in such event such assignee or sublessee shall have no further rights to extend or renew under Article 23 of this Lease, and this Lease shall terminate as of the end of the then current term without further right of Tenant to extend or renew; PROVIDED, HOWEVER, that the foregoing provision shall be of no force and effect, and such assignee or sublessee shall continue to have the right to extend or renew this Lease pursuant to the provisions of Article 23, upon an assignment or subletting to an assignee or sublessee which does not have, as of the end of the fiscal quarter preceding the month during which such assignment or sublease becomes effective, a book net worth of $100,000,000.00, if Tenant or Tenant's Parent agree, at the time such assignment or sublease is made, to remain liable hereunder, and under the guaranty by Tenant's Parent, respectively, in a manner reasonably satisfactory to Landlord.
              (D) Four-Wall Deals. Anything in this Lease to the contrary notwithstanding, Tenant shall have the right, without Landlord's consent, once or more often, to enter into so-called "four-wall" deals whereby Tenant's Facility or any part thereof is permitted to be used by others on a limited engagement basis for any use permitted to be made thereof by Tenant.

              (E) Other Actions Require Consent. Except as otherwise provided in this Article and in paragraph (C) of the Article captioned "Tenant's Covenant to Operate," Tenant shall not assign this Lease or sublet the Leased Premises in whole or in part without the consent of Landlord, which consent Landlord agrees not to unreasonably withhold or delay.
              (F) Default Notices After Assignment; New Lease Provisions. If Tenant assigns this Lease and remains liable hereunder, then Landlord, when giving notice to said assignee or any future assignee in respect of any default, shall also serve a copy of such notice in the manner provided herein upon the original tenant named in this Lease, American Multi-Cinema, Inc. ("the Original Tenant"), and no notice of default shall be effective until a copy thereof is served to the Original Tenant in the manner provided herein. The Original Tenant, at its sole option, shall have the same period after receipt of such notice to cure such default as is given to Tenant under this Lease. If because of a default of an assignee after an assignment of this Lease (i) this Lease shall terminate, or (ii) this Lease and the term hereof ceases and expires, or
       (iii) an assignee's possession of the Leased Premises shall be terminated without termination of this Lease (Landlord hereby agreeing to terminate this Lease upon the Original Tenant and Landlord executing a new lease if Original Tenant exercises its option to become the tenant thereunder), then in any of such events Landlord shall promptly give the Original Tenant notice thereof, and the Original Tenant shall have the option, to be exercised by notice to Landlord given within 30 days after receipt by the Original Tenant of Landlord's notice, to cure any default and become Tenant under a new lease for the remainder of the term of this Lease (including any renewal periods) upon all of the same terms and conditions as then remain under this

       Lease as it may have been amended by agreement between Landlord and Original Tenant. If any default of an assignee is incapable of being cured by the Original Tenant, then notwithstanding the failure to cure same, the Original Tenant shall have the foregoing option to enter into a new lease. Such new lease shall commence on the date of termination of this Lease. Notwithstanding the foregoing, if Landlord delivers to the Original Tenant, together with Landlord's notice, a release as to all liability under this Lease as theretofore amended, the Original Tenant shall not have the foregoing option.
              (G) Subletting to Concessionaires. Tenant may, without Landlord's prior approval, sublease portions of the Leased Premises to concessionaires or licensees to: (i) operate games or other amusement devices; (ii) sell food, beverages and refreshments; (iii) sell or rent video cassettes and discs; (iv) sell records, compact discs, books, magazines, toys and novelties related to the movie industry; and (v) sell other goods, wares, merchandise and services customarily associated with or incidental to the operation of each Property. Each sublease will be subject and subordinate to the provisions of this Lease relating to the Leased Premises. The sublease will not affect or reduce any of the obligations of Tenant, or Tenant's Parent as guarantor of Tenant's obligations, under this Lease, nor will the sublease impose any additional obligations on Landlord. Tenant will, within 10 days after the execution and delivery of any sublease, deliver a duplicate original thereof to Landlord. Notwithstanding the foregoing, without Landlord's prior written approval Tenant shall not enter into any sublease, license agreement or other arrangement which would have the effect of causing any portion of the amount received or accrued, directly or indirectly, by the Landlord under this Lease to be treated as other than "rents from real property" within the meaning of Paragraph 856(d) of the Code.

       Notwithstanding anything to the contrary herein and subject to the provisions and exclusions of Section 1(B)(4) to the Rent and Expense Rider, if Tenant shall sublease any portion of the Leased Premises to any concessionaire(s) or licensee(s) and either (A) such concessionaire(s) or licensee(s) are Affiliates of Tenant, or (B) the Gross Receipts of such concessionaire(s) or licensee(s) equal or exceed 10% of the Gross Receipts of Tenant in any Lease Year, then the total Gross Receipts of such concessionaire(s) or licensee(s) shall be included in Tenant's Gross Receipts for the purpose of determining the Annual Percentage Rent payable by Tenant for such Lease Year. If Tenant shall enter into any subleases of any portion of the Leased Premises with any concessionaire(s) or licensee(s), Tenant shall notify Landlord if any of such concessionaire(s) or licensee(s) are Affiliates of Tenant, and Tenant shall obtain from such concessionaire(s) or licensee(s), and submit to Landlord, all information necessary to permit Landlord to determine the Gross Receipts of such concessionaire(s) or licensee(s).
              (H) Assignment of Rights in Sublease. As security for performance of its obligations under this Lease, Tenant hereby grants, conveys and assigns to Landlord all right, title and interest of Tenant in and to all subleases now in existence or hereinafter entered into for any or all of the Leased Premises, and all extensions, modifications and renewals thereof and all rents, issues and profits therefrom. Landlord hereby grants to Tenant a license to collect and enjoy all rents and other sums of money payable under any sublease of any of the Leased Premises; provided, however, that Landlord shall have the absolute right at any time after the occurrence and continuance of an event of default and Tenant's failure to timely cure or commence to cure the same as herein provided, upon notice to Tenant and any subtenants to revoke said license and to collect such rents and sums of money and to retain the same. Tenant shall not (i) accept any rents (other than customary security deposits) more than 30 days in advance of the accrual thereof nor (ii) permit anything to be done, the doing of which, nor omit or refrain from doing anything, the omission of which, will or could be a breach of or default in the terms of any of the subleases.
              (I) REIT Limitations. Anything contained in this Lease to the contrary notwithstanding, Tenant shall not: (i) sublet or assign or enter into other arrangements such that the amounts to be paid by the sublessee or assignee thereunder would be based, in whole or in part, on the income or profits derived by the business activities of the sublessee or assignee; (ii) sublet or assign the Leased Premises or this Lease to any tenant in which Landlord owns, directly or indirectly (by applying constructive ownership rules set forth in Paragraph 856(d)(5) of the
       Code), a 10% or greater interest within the meaning of Section 856(d)(2)(B) of the Code; or (iii) sublet or assign the Leased Premises or this Lease in any other manner or otherwise derive any income without the prior written consent of Landlord which subletting could cause any portion of the amounts received by Landlord pursuant to this Lease or received indirectly by Landlord pursuant to any sublease to fail to qualify as "rents from real property" within the meaning of Paragraph 856(d) of the Code, or which could cause any other income received by Landlord to fail to qualify as income described in Paragraph 856(c)(2) of the Code. The requirements of this subpart (I) shall likewise apply to any further subleasing by any subtenant.
              (J) Licenses, Etc. For purposes of this Article, subleases shall be deemed to include any licenses, concession arrangements, management contracts or other arrangements relating to the possession or use of all or any part of the Leased Premises.

        9.    Continued Possession of Tenant.
                  Any holding  over after the last day of any  extension  of the term hereof, or after the last day of the initial fixed term hereof if this Lease is not extended, shall be construed to be a monthly tenancy, on the terms herein set forth, terminable by either party on not less than one month's notice.
       10.    Fixtures.
              (A) Any and all trade fixtures and equipment, signs, appliances, furniture and other personal property of any nature installed in Tenant's Facility on the Commencement Date or at any time thereafter by Tenant, including lighting fixtures, concession stands and related equipment, acoustical wall panels, projection and sound equipment, seats and satellite dishes, if installed (all of the foregoing being collectively referred to in this Lease as "Tenant's Property"), shall not become a part of the realty and may be removed from Tenant's Facility by Tenant at any time during the term hereof or within 30 days after the termination of the term hereof. Landlord hereby waives any and all liens, claims, demands or rights, including rights of levy, execution, sale and distraint for unpaid rent, or any other right, interest or lien which Landlord has or may hereafter acquire in any of Tenant's Property.
              (B) Tenant shall have the right to finance the acquisition and installation of Tenant's Property (by granting a security interest therein or entering into an equipment lease therefor), and in connection therewith, Landlord agrees to execute and to cause the holder of any Mortgage to execute and deliver a standard form of landlord's and mortgagee's waiver and all other documents in standard form as reasonably required by such lessor of or holder of a security interest in Tenant's Property to confirm such entity's ownership of and/or security interest in said Tenant's Property.
       11.    Utilities.
              (A) Tenant shall pay all charges for gas, electricity, water, sewer service and other utilities used in Tenant's Facility and the Leased Premises during the term hereof, all such utilities to be separately metered and to be obtained by Tenant from the applicable utility company. Tenant also shall be solely responsible for the payment of any connection, tap, hookup or other fee(s) imposed by Governmental Authority or by any utility company to extend and/or connect utility service to the Leased Premises.
              (B) Tenant  shall,  at  Tenant's  expense,  furnish,  install  and maintain in good condition and repair, (i) to points in Tenant's Facility, all storm and sanitary sewers, and all gas, water, telephone, electrical facilities and other utilities of such size and type as may be required to provide adequate service for the Leased Premises, and (ii) to Tenant's Pylon, electrical facilities of such size and type as may be required to adequately service Tenant's Pylon. 12. Governmental and Ground Lease Compliance.
              (A) Tenant Responsibilities Generally. Except as provided in paragraph (C) of this Article, Tenant shall comply with all Laws which affect the Leased Premises and Tenant's Facility located thereon and the use and occupancy thereof. Tenant may, at its expense, contest the validity or applicability of any governmental requirements and postpone or delay compliance therewith (in whole or in part) pending resolution of such contest. If Tenant receives written notice of any violation of any governmental requirements applicable to the Leased Premises, Tenant shall give prompt notice thereto to Landlord.
              (B) Parties' Environmental Knowledge. Landlord and Tenant each warrants and represents to the other that to its actual knowledge and, except as otherwise disclosed in the Environmental Report (hereinafter defined) (i) no release, leak, discharge, spill, storage, disposal or emission of "Hazardous Substances" (hereinafter defined) has occurred in, on or under the Leased Premises, and that the Leased Premises, are free of Hazardous Substances as of the date hereof, (ii) there are no underground storage tanks under or adjacent to the Leased Premises, (iii) there has not been any notice of intent to sue, notice of violation, citation, warning or similar notification under any federal, state or local environmental law or regulation regarding the Leased Premises or arising out of operations on the Leased Premises, and (iv) it is not aware of any investigation or inquiry by any Governmental Authority concerning the Entire Premises or the operations thereon; PROVIDED, HOWEVER, Tenant hereby acknowledges and agrees that (i) it has received a copy of an environmental assessment prepared by Garner & Associates, Inc., respecting the Leased Premises (the "Environmental Report"), Tenant is fully aware of the contents of the Environmental Report, and Tenant accepts the Leased Premises subject to all matters and conditions disclosed in the Environmental Report, (ii) Landlord has not undertaken any investigation or inquiry with respect to environmental aspects of the Leased Premises other than the Environmental Report, and the warranties and representations of Landlord set forth in this section are based solely upon the contents of the Environmental Report and any actual knowledge, and (iii) the representations and warranties contained in this section are subject to the matters and conditions disclosed in the Environmental Report, and Landlord shall not be deemed to be in breach of the warranties and representations contained in this section to the extent that the matter or conditions which would otherwise be a breach of such warranties and representations is disclosed in the Environmental Report.
              (C) Landlord's Environmental Responsibilities. During the term of this Lease, Landlord shall not cause any Hazardous Substances to be used, stored, generated or disposed of (collectively "Used") on, in or under the Leased Premises by Landlord or its agents, employees, contractors or anyone (other than Tenant) claiming by through or under Landlord, except for those Hazardous Substances which may lawfully be Used in the ordinary course of business in the operation of such properties or which may be reasonably required in performing the obligations of Landlord under this Lease, and then only to the extent no Laws in effect at such time are violated by Landlord.
              (D) Tenant's Environmental Responsibilities. During the terms of this Lease, Tenant shall not cause or permit any Hazardous Substances to be Used on, in or under the Leased Premises by Tenant, Tenant's agents, employees, contractors or anyone claiming by, through or under Tenant, except in the ordinary course of business in the operation of Tenant's business as permitted by Article 7 of this Lease, or as reasonably required in performing the obligations of Tenant under this Lease, and then only to the extent no Laws in effect at such time are violated by Tenant.
              (E) Environmental Indemnities. Each party ("Indemnifying Party") shall indemnify and save the other party ("Indemnified Party") harmless from any and all claims of third parties, and damages, costs and losses owing to third parties or suffered by Indemnified Party, including court costs, reasonable attorneys' fees and consultants' fees, arising during or after the term and reasonably incurred or suffered by the Indemnified Party as a result of any default or breach of any representation, warranty or covenant made by Indemnifying Party under paragraphs (A) through (D) of this Article. It is a condition of this indemnification and save harmless that the Indemnifying Party shall receive notice of any such claim against the Indemnified Party promptly after Indemnified Party first has knowledge thereof, but no failure by the Indemnified Party to promptly notify the Indemnifying Party of any such claim shall adversely affect the Indemnified Party's right to indemnification except (and only to the extent) that the Indemnifying Party can prove prejudice as a result of the failure to receive prompt notice. This indemnification and save harmless includes any and all costs reasonably incurred by the Indemnified Party after notice to Indemnifying Party for any cleanup, removal or restoration mandated by any public official acting lawfully under Law if Indemnifying Party shall not timely perform such work.
              (F) Definition. As used herein, "Hazardous Substance" means any substance that is toxic, radioactive, ignitable, flammable, explosive, reactive or corrosive and that is, in the form, quantity, condition and location then found upon or under the Leased Premises and/or the remainder of the Entire Premises, as the case may be, regulated by any Governmental Authority. "Hazardous Substance" includes any and all materials and substances that are defined as "hazardous waste," "hazardous chemical," "pollutant," "contaminant" or "hazardous substance," in the form, quantity, condition and location then found upon the Leased Premises and/or the remainder of the Entire Premises, as the case may be, pursuant to Laws. "Hazardous Substance" includes asbestos, polychlorinated biphenyls and petroleum.

              (G) Compliance with Ground Lease. Tenant covenants and agrees (i) that this Lease is subject to any Ground Lease pursuant to which Landlord has leased to Tenant the Leased Premises and (ii) during the Term of this Lease to pay and perform when due any and all obligations of Landlord under and with respect to any such Ground Lease and (iii) Tenant shall comply with and abide by all of the terms and provisions of the Ground Lease, whether such terms and provisions are binding upon the holder of the tenant's interest in the Ground Lease or the Leased Premises. Landlord agrees to fully cooperate with Tenant in the exercise of any rights or remedies pursuant to such Ground Lease the exercise of which Tenant believes is necessary or prudent with respect to the Leased Premises. Tenant hereby covenants and agrees to indemnify and hold harmless Landlord from and against any and all claims, costs, demands, losses or liabilities (including attorney's fees) which Landlord may suffer or incur by reason of any failure by Tenant to pay and perform all of the terms of, or any violation of or noncompliance with any of the covenants and agreements contained in, the Ground Lease, regardless of whether such provisions are binding upon the holder of the tenant's interest in the Ground Lease or the Leased Premises. If at any time any claims, costs, demands, losses or liabilities are asserted against Landlord by reason of any failure by Tenant to pay and perform all of the terms of, or any violation of or noncompliance with any of the covenants and agreements contained in, the Ground Lease, regardless of whether such provisions are binding upon the holder of the tenant's interest in the Ground Lease or the Leased Premises, Tenant will, upon written notice from Landlord given in accordance with the provisions hereof, defend any such claims, costs, demands, losses or liabilities at Tenant's sole cost and expense by counsel reasonably acceptable to Landlord and Tenant.

              (H) No Amendments to Ground Lease. During the term of this Lease, Landlord shall not, without the prior written consent of Tenant, modify, amend, terminate or surrender its interest in the Ground Lease, any REA or any other agreement relating to the Leased Premises or Entire Premises to which Landlord has any right, title or interest (and for which Tenant has any obligations hereunder). With respect to any such modification, amendment, termination or surrender prohibited hereby which materially adversely affects or impairs Tenant's operation of its business on the Leased Premises or Entire Premises, or rights thereto, Tenant may withhold its consent in its absolute discretion but otherwise Tenant's consent shall not unreasonably be withheld or delayed.
              (I) Landlord Indemnification. Landlord hereby covenants and agrees to indemnify and hold harmless Tenant from and against any and all claims, costs, demands, losses or liabilities (including attorney's fees) which Landlord may suffer or incur by reason of any violation by Landlord of the provisions of Section 12(H) hereof.
              (J) Survival. The provisions of this Article shall survive the expiration or sooner termination of this Lease.
       13.    Maintenance and Repairs.
              (A) Warranty. Landlord will, so long as no event of default shall have occurred and be continuing, assign or otherwise make available to the Tenant any and all rights the Landlord may have under any vendor's or manufacturer's warranties or undertakings with respect to the Leased Premises, BUT LANDLORD DOES NOT WARRANT OR REPRESENT THAT ANY SUCH WARRANTIES OR UNDERTAKING ARE OR WILL BE AVAILABLE TO TENANT, AND LANDLORD SHALL HAVE NO

       FURTHER OBLIGATIONS OR RESPONSIBILITIES RESPECTING SUCH
       WARRANTIES OR UNDERTAKINGS.
              (B) Maintenance and Repair. Tenant shall pay all costs, expenses, fees and charges incurred in connection with the use or occupancy of the Leased Premises. Tenant shall at all times, at its own expense, and subject to reasonable wear and tear, keep the Leased Premises in good operating order, repair, condition and appearance. With respect to the Leased Premises, the undertaking to maintain in good repair shall include, without limitation, all interior and exterior repairs (including all replacements of components, systems or parts which are a part of, or are incorporated into, the Leased Premises, or any part thereof), whether structural or nonstructural, foreseen or unforeseen, ordinary or extraordinary and all common area maintenance including, without limitation, removal of dirt, snow, ice, rubbish and other obstructions and maintenance of sidewalks and landscaping.
              (C) Any Ground Lease Responsibilities. Tenant also covenants and agrees during the term of this Lease to perform all maintenance and repair obligations of Landlord under any Ground Lease.
              (D)  Alterations.  So long  as no  event  of  default  shall  have occurred and be continuing, Tenant may, at its expense, make nonstructural additions to and alterations to the Leased Premises and shall additionally have the right to install communications equipment on the roof of Tenant's Facility if such equipment is screened from customer view in a manner reasonably acceptable to Landlord without the necessity of obtaining Landlord's consent; provided, that upon (i) completion of such additions or alterations, neither the fair market value of the Leased Premises shall be materially lessened thereby nor the utility or condition of the Leased Premises materially impaired, below the value, utility or condition thereof immediately prior to such action, (ii) such additions or alterations shall not result in a change of use of the Leased Premises, and (iii) such work shall be completed in a good and workmanlike manner and in compliance with all applicable legal requirements. Any and all such additions and alterations shall be and remain part of the Leased Premises and shall be subject to this Lease. Notwithstanding anything contained herein, Tenant shall not perform any addition or alteration to the Leased Premises which would have an estimated cost in excess of $500,000, nor any structural alterations to the Leased Premises, without the Landlord's prior written consent, which consent may be conditioned upon, among other things, Landlord's approval of the plans and specifications for such additions and alterations and Tenant's furnishing of such security as Landlord may reasonably require to protect Landlord against any liens or claims affecting the Leased Premises as a result of such addition or alteration, but otherwise such consent shall not be unreasonably withheld or delayed.
              (E) Certain Limitations. Notwithstanding anything set forth in paragraphs (A), (B) and (C) of this Article to the contrary, the obligations of Tenant set forth therein shall be subject to the provisions set forth in the Articles captioned "Damage Clause" and "Condemnation and Economic Obsolescence." 14. Damage Clause.
              (A) Insured Damage. If Tenant's Facility or the Common Facilities shall be damaged or destroyed by fire, casualty or any cause whatsoever, either in whole or in part, which is insurable under the Required Insurance, and Tenant does not elect to terminate this Lease pursuant to the provisions of paragraphs (C) or (E) hereof, Tenant shall with due diligence remove any resulting debris and repair and/or rebuild the damaged or destroyed structures and other improvements, including any improvements or betterments made by Landlord or Tenant, in accordance with the Final Plans (to the extent then permitted by law and to the extent of available insurance proceeds). Landlord shall make all insurance proceeds available as a result of such fire, casualty or other destruction to Tenant for restoration. Tenant shall obtain Landlord's consent (which shall not be unreasonably withheld or delayed) to any material deviation from the Final Plans which Tenant is required to make to obtain approval from Governmental Authorities having jurisdiction for such restoration. Until the earlier of (i) the date 90 days after the date Tenant's Facility and the Common Facilities are repaired, rebuilt and put in good and tenantable order, or (ii) the date Tenant reopens the portion(s) of Tenant's Facility so damaged or destroyed, the Annual Fixed Rent and other charges hereby reserved, or a fair and just proportion thereof according to the nature and extent of the damage sustained, shall be abated, but only to the extent of any rental interruption insurance proceeds actually received by Landlord.
              (B) Uninsured Damage. If Tenant's Facility or the Common Facilities shall be damaged or destroyed by a casualty not insurable under the Required Insurance and Tenant does not elect to terminate this Lease pursuant to the provisions of paragraphs (C) or (E) hereof, Landlord shall with due diligence remove any resulting debris and repair and/or rebuild the damaged or destroyed structures and other improvements, including any improvements or betterments made by Landlord or Tenant, in accordance with the Final Plans, to the extent permitted by law. Until the earlier of (i) the date 90 days after the date Tenant's Facility and the Common Facilities are repaired, rebuilt and put in good and tenantable order, or (ii) the date Tenant reopens the portion(s) of Tenant's Facility so damaged or destroyed the Annual Fixed Rent and other charges hereunder, or a just and fair proportion thereof according to the nature and extent of the damage sustained, shall be abated, but only to the extent of any rental interruption insurance proceeds actually received by Landlord. Landlord shall have the right, in lieu of repairing and restoring the Tenant's Facility or the Common Facilities upon the occurrence of any casualty which is not insurable under the Required Insurance, to terminate this Lease, effective as of the date of such casualty, by written notice to Tenant given within 30 days after the occurrence of such casualty; provided, however, such right of termination by Landlord shall only be available to the extent as a result of such uninsurable casualty all or a portion of Tenant's facility is rendered unsuitable for use as a movie theatre and the cost of restoration would exceed 50% of the amount it would cost to replace Tenant's Facility in its entirety at the time such damage or destruction occurred. Upon any such termination, all insurance proceeds (if any) payable with respect to the casualty to the Leased Premises (other than insurance proceeds payable with respect to Tenant's Property) shall belong to Landlord.
              (C) Right to Terminate on Certain Damage. If Tenant's Facility is damaged or destroyed by fire, casualty or any cause whatsoever (other than willful misconduct of Tenant) to such an extent that all or a portion thereof is rendered unsuitable for use as a movie theatre and the cost of restoration would exceed 50% of the amount it would cost to replace Tenant's Facility in its entirety at the time such damage or destruction occurred, and if Tenant has complied with its insurance obligations under this Lease (including maintaining insurance against loss of rents by Landlord), Tenant may terminate this Lease by notice to Landlord given within 30 days after such damage or destruction. If Tenant elects to terminate this Lease as provided herein, Tenant shall pay to Landlord, as a condition upon the effectiveness of such termination, within 60 days after such notice, an amount equal to all insurance proceeds for such damage or destruction (except any for Tenant's Property) together with an amount equal to the difference, if any, between the amount of insurance proceeds turned over to Landlord and the net book value of Tenant's Facility as accurately reflected in
       Landlord's financial records as of the date of such damage or destruction. Upon the giving of such notice by Tenant to terminate, and Tenant's payment of all amounts provided for hereunder, this Lease shall automatically terminate and the Annual Fixed Rent and other charges hereunder shall be equitably adjusted as of the date of such destruction. Notwithstanding anything to the contrary herein, if the provisions of any Ground Lease or REA require the restoration of the Leased Premises following the occurrence of any damage or destruction which is insurable under the Required Insurance or under any insurance which is required under the provisions of such Ground Lease or REA, then in such event Tenant shall not have the right to terminate this Lease as provided in this Article 14, and in such event Tenant shall proceed to restore the Leased Premises in accordance with the requirements of such Ground Lease or REA.
              (D) Effect of Lease Termination. If Tenant elects to terminate this Lease as set forth in paragraph (C) of this Article and such notice of termination is not negated by Landlord as provided in this paragraph, then this Lease shall terminate as of the date of such damage or destruction and the Annual Fixed Rent and other charges hereunder shall be adjusted as of the date of termination. If Tenant so elects to terminate this Lease as provided in paragraph (C) of this Article, Landlord shall nevertheless have the option of negating such notice of termination by giving notice to Tenant of such negation, which notice, if given at all, shall be given within 60 days of Landlord's receipt of Tenant's notice of termination.
       If Landlord elects to negate Tenant's notice of termination, then (i) this Lease shall not terminate, and (ii) Landlord shall, with due diligence, repair and restore Tenant's Facility in its entirety at Landlord's sole cost and expense. If Landlord elects to negate Tenant's notice of termination as provided herein, then all insurance proceeds payable as a result of such damage or destruction (except for proceeds payable with respect to Tenant's Property) shall belong to Landlord and until the earlier of (i) the date 90 days after the date Tenant's Facility and the Common Facilities are repaired, rebuilt and put in good and tenantable order, or (ii) the date Tenant reopens the portion(s) of Tenant's Facility so damaged or destroyed, the Annual Fixed Rent and other charges hereunder, or a just and fair proportion thereof according to the nature and extent of the damage sustained, shall be abated.
              (E) Election Not to Restore. Anything in this Article to the contrary notwithstanding, it is agreed that if (i) Tenant's Facility is damaged or destroyed by fire or other cause to such an extent that the cost of restoration would exceed 25% of the amount it would have cost to replace Tenant's Facility in its entirety at the time such damage or destruction occurred, and (ii) such damage or destruction occurs during the last 3 years of the initial fixed term hereof or during the last 2 years of any Option Period, then either Landlord or Tenant shall have the right and option to terminate this Lease by giving the other party to this Lease notice of such election within 30 days after the date on which such damage or destruction occurred, and if such notice is given this Lease shall terminate as of the date Tenant vacates Tenant's Facility, which date shall be no later than 45 days after the giving of such notice, and the Annual Fixed Rent and other charges hereunder shall be adjusted as of the effective date of termination; PROVIDED, HOWEVER, that Tenant shall have the right to nullify any such notice of termination given by Landlord if at the time such notice is given an option herein granted Tenant to extend the term of this Lease for an additional period of 5 years or more remains unexercised and Tenant shall exercise such option within 30 days after the receipt of such notice from Landlord, in which event Landlord's notice of such termination shall be of no force or effect and the parties shall perform the restoration and other work required of them under the terms of this Article.

     (F) Rights to Insurance Proceeds. If this Lease is terminated as in this Article provided following damage to or destruction of Tenant's Facility and/or Tenant's Property, the proceeds of all hazard insurance on Tenant's Facility which is maintained by Tenant or Landlord pursuant to the Article captioned "Insurance; Indemnity; Waiver of Subrogation and Fire Protection" shall belong to Landlord, except insurance proceeds in respect of Tenant's Property, which shall belong to Tenant.

       15.    Insurance, Indemnity, Waiver of Subrogation and Fire Protection
              (A) Property Policy. During the term hereof, Tenant shall at its expense except as provided below, keep Tenant's Facility (excluding foundations, footings and underground improvements) insured in the name of Tenant with Landlord as an additional insured as its interests may appear against damage or destruction by fire and the perils commonly covered under a standard policy of fire and extended coverage insurance (including vandalism and malicious mischief and all physical loss perils) and so-called difference in conditions coverage, as applicable, to the extent of not less than 100% of the full replacement cost thereof. Such policy also shall cover floods, when the Leased Premises are located in whole or in material part in a designated flood plain area and earthquake if the Leased Premises is located in California (and in other locations if reasonably required by Landlord and designated on the Commencement Date hereof) and other similar hazards as may be customary for comparable properties in the area, and such other "additional coverage" insurance as Landlord or any holder of a Mortgage, on the Leased Premises may reasonably require, which at the time is usual and commonly obtained in connection with properties similar in type of building size and use to Tenant's Facility and located in the geographic area where the Leased Premises are located. Landlord agrees that the amounts and coverages maintained by Tenant with respect to the Leased Premises at the Commencement Date hereof satisfies the requirements of this Article 15(A) as of the Commencement Date hereof. Tenant shall be responsible for determining that the amount of property damage coverage maintained with respect to the Leased Premises complies with the requirements of this Lease. The proceeds of such insurance in case of loss or damage shall be held in trust and applied on account of the obligation of Tenant to repair and/or rebuild the Leased Premises pursuant to the Article captioned "Damage Clause" to the extent that such proceeds are required for such purpose, subject to any conflicting provision in the Ground Lease or the REA, which conflicting provision (if any) shall control the handling of such insurance proceeds. The insurance required to be carried by Tenant under this paragraph and paragraph (C) of this Article (i) may be covered under a so-called "blanket" policy covering other operations of Tenant and Affiliates, so long as the amount of coverage available under said "blanket" policy with respect to the Leased

       Premises, or Tenant's liability under this Lease, at all times meets the requirements set forth in this Lease, and (ii) shall be evidenced by a certificate of insurance from Tenant's insurer. Such insurance certificate with respect to property insurance shall be issued on ACORD 27 or equivalent, and with respect to both property insurance and liability insurance, in a form acceptable to Landlord. Upon request, Tenant shall name the holder of any Mortgage on Tenant's Facility pursuant to a standard mortgagee, additional insured or loss payee clause as such holder shall elect with respect to the foregoing property insurance, provided such holder agrees with Tenant in writing to disburse such insurance proceeds to Tenant for, and periodically during the course of, repair and restoration of Tenant's Facility as set forth in this Lease.
              (B) Liability Insurance; Tenant Negligence. Tenant will, subject to the provisions of paragraph (D) of this Article, and subject to the provisions of paragraph (D) of the Article captioned "Governmental and Ground Lease Compliance," indemnify and save harmless Landlord, its officers, agents and servants, from and against any and all claims, actions, liability and expense in connection with loss of life, bodily injury and/or damage to property: (i) arising from or out of any occurrence in, upon or at Tenant's Facility, the Leased Premises or the occupancy or use by Tenant of Tenant's Facility, the Leased Premises or any part thereof, unless the same is caused by the willful or negligent act or omission of Landlord; or (ii) occasioned wholly or in part by any willful or negligent act or omission of Tenant, its agents, employees, servants, subtenants, lessees or concessionaires. If any action or proceeding is brought against Landlord, its officers, agents or servants by reason of any of the aforementioned causes, Tenant, upon receiving notice thereof from Landlord, agrees to defend such action or proceeding by adequate counsel at its own expense. Tenant agrees to insure the foregoing obligation by contractual endorsement under a commercial general public liability policy (including personal injury and property damage and which may be a blanket policy) to be maintained by Tenant with combined single limits of not less than $10,000,000.00. To the extent that Tenant does not self-insure, Tenant shall furnish Landlord certificates of insurance from Tenant's insurer evidencing that such insurance is in full force and effect at all times. Tenant shall cause Landlord to be named as an additional insured as its interests may appear on all policies of liability insurance maintained by Tenant (including excess liability and umbrella policies) with respect to the Leased Premises.
              (C) Workers' Compensation Insurance. Tenant shall maintain, with respect to its operations and all of its employees at the Leased Premises, a policy or policies of workers' compensation insurance, in accordance with and in the amounts required by Laws.
              (D) Liability Insurance; Landlord Negligence. Landlord will, subject to the provisions of paragraph (E) of this Article, and subject to the provisions of paragraph (D) of the Article captioned "Governmental and Ground Lease Compliance," indemnify and save harmless Tenant, its officers, agents and servants, from and against any and all claims, actions, suits, judgments, decrees, orders, liability and expense in connection with loss of life, bodily injury and/or damage to property occasioned wholly or in part by any willful or negligent act or omission of Landlord, its agents, employees or servants. If any action or proceeding is brought against Tenant, its agents or servants by reason of any of the aforementioned causes, Landlord, upon receiving written notice thereof from Tenant in the manner provided herein, agrees to defend such action or proceeding by adequate counsel at its own expense. Landlord agrees to insure the foregoing obligation by contractual endorsement under a commercial general public liability policy (including personal injury and property damage and which may be a blanket policy) to be maintained by Landlord (on which Tenant is named as an additional insured) with single limits of not less than $5,000,000.00. Landlord shall provide Tenant certificates of insurance from Landlord's insurer on ACORD 27 or equivalent evidencing that the insurance so required to be maintained by Landlord is in full force and effect at all times. Landlord agrees that any policy of insurance hereunder shall provide that it will not terminate or expire, or be amended to reduce the amount or scope of the coverage provided thereby, except upon 10 days' prior written notice to Tenant.
              (E) Release; Waiver of Subrogation. Anything in this Lease to the contrary notwithstanding, it is agreed that each party (the "Releasing Party") hereby releases the other (the "Released Party") from any liability which the Released Party would, but for this paragraph, have had to the Releasing Party during the term of this Lease resulting from any accident or occurrence or casualty (i) which is covered by Tenant's Required Insurance hereunder, or (ii) which is or would be covered by a fire or "all risk" property insurance policy in use in the state in which the Leased Premises is located, whether or not the Releasing Party is actually maintaining such an insurance policy, or (iii) which is covered by any other casualty or property damage insurance being carried by the Releasing Party at the time of such occurrence, which casualty may have resulted in whole or in part from any act or neglect of the Released Party, its officers, agents or employees; PROVIDED, HOWEVER, the release hereinabove set forth shall become inoperative and null and void if the Releasing Party wishes to place such insurance with an insurance company which (y) takes the position that the existence of such release vitiates or would substantially adversely affect any policy so insuring the Releasing Party and notice thereof is given to the Released Party, or (z) requires the payment of a higher premium by reason of the existence of such release, unless in the latter case the Released Party within 20 days after notice thereof from the Releasing Party pays such increase in premium.
              (F) Self-Insure; Deductibles; Notice. With respect to the casualty and property damage insurance coverages to be provided by Tenant hereunder, Tenant may reasonably determine to partially self-insure and/or purchase insurance policies required hereunder with such deductibles as is customary for the risks involved as long as Tenant can reasonably demonstrate to Landlord its ability to satisfy such deductible or amount of self insurance. In no event shall the amount of Tenant's deductible and self-insurance with respect to the Tenant's Facility (both liability and property) exceed 1% of the consolidated net worth of Tenant's Parent, as reflected on the most recent audited balance sheet of Tenant's Parent. Tenant agrees that each policy of Required Insurance shall provide that it will not terminate or expire, or be amended to reduce the amount or scope of the coverage provided thereby, except upon 10 days' prior written notice to Landlord. 16. Indemnification Generally. In addition and subject to the parties' respective indemnification obligations set forth elsewhere in this Lease including those in the Article captioned "Insurance, Indemnification, Waiver of Subrogation and Fire Protection", Tenant agrees to indemnify and save harmless Landlord, its officers, agents and servants from and against all liabilities, costs and expenses (including reasonable attorneys' fees and expenses) and all actual or consequential damages imposed upon or asserted against the Landlord as owner of the Leased Premises on account of, (i) any use, misuse, non-use, condition, maintenance or repair by Tenant of the Leased Premises; (ii) any impositions which are the obligation of Tenant to pay pursuant to the applicable provisions of this Lease; (iii) any failure on the part of Tenant to perform or comply with any other of the terms of this Lease or any sublease; (iv) liability the Landlord may incur as a result of any permitted contest by Tenant under the Lease; (v) any liability Landlord may incur or suffer as a result of Laws, including the ADA (except those Laws referred to in (vi) below), affecting the Leased Premises; (vi) accident, injury to or death of any person or damage to property on or about the Leased Premises; and (vii) any liability Landlord may incur or suffer as a result of any Laws relating to the protection of human health or the environment in respect to the Leased Property which liability arises as a result of any event or occurrence when Tenant or any of its affiliates was an owner of the Leased Premises or a tenant of the Leased Premises pursuant to a Ground Lease or is the Tenant hereunder which does not result from the willful actions or negligence or omissions of the Landlord or its agents or invitees. If at any time any claims, costs, demands, losses or liabilities are asserted against Landlord by reason of any of the matters as to which Tenant indemnifies Landlord hereunder, Tenant will, upon written notice from Landlord given in accordance with the provision hereof, defend any such claims, costs, demands, losses or liabilities at Tenant's sole cost and expense by counsel reasonably acceptable to Landlord. Landlord agrees to indemnify and save harmless, Tenant from and against all liabilities, costs and expenses (including reasonable attorneys' fees) imposed upon or asserted against Tenant as a result of any failure on the part of Landlord to perform or comply with any of the terms of this Lease.
       17.    Tenant to Pay Taxes.
                  Tenant shall pay all Taxes assessed or charged against the Leased Premises or any part thereof as provided in the Rent and Expense Rider.
       18.    Alterations and Tenant's Liens.

              (A) Title to Tenant's Alterations. Subject to the provisions of the Article captioned "Fixtures," any alterations, changes, improvements and additions made by Tenant shall immediately become the property of Landlord and shall be considered a part of Tenant's Facility.
              (B) No Tenant Liens. Tenant shall not permit any mechanic's, materialman's or other similar lien to be foreclosed against the Leased Premises by reason of work, labor, services or materials performed by or furnished to Tenant or anyone holding any part of the Leased Premises under Tenant. If any such lien shall at any time be filed, Tenant may contest the same in good faith but Tenant shall, prior to foreclosure thereof, cause such lien to be released of record by payment, bond, order of a court of competent jurisdiction or otherwise. Nothing contained in this Lease shall be construed as a consent on the part of Landlord to subject Landlord's estate in the Leased Premises to any lien or liability under the lien laws of the state in which the Leased Premises are located. Notwithstanding the foregoing, if any mechanics', materialmen's or other similar lien is filed against the Leased Premises, and the amount of such lien claim exceeds $250,000, then Tenant shall, within 10 days after the filing thereof, provide to Landlord a bond in the amount of 125% of the amount of such lien claim, or other security reasonably satisfactory to Landlord, protecting Landlord from loss or liability by reason of such lien. Tenant hereby covenants and agrees to indemnify and hold harmless Landlord from and against any and all claims, costs, demands, losses or liabilities (including attorneys' fees) which Landlord may suffer or incur by reason of any such mechanics', materialmen's or other similar lien.

     (C) Landlord Elective Improvements. During the term of this Lease, Landlord shall not be required to build or rebuild any improvements to the Leased Premises or

       Tenant's Facility, or to make any repairs, replacements, alterations, restorations or renewals thereto. In the event that Landlord should, in its sole discretion, elect to make capital improvements to the Leased Premises, it may only do so with Tenant's consent, which may be given or withheld in Tenant's sole discretion, and it is understood and agreed that Landlord will generally condition any such election on an increase in the Annual Fixed Rent to reflect such expenditures. 19. Tenant's Signs.
              (A) Location and Type. Tenant shall have the right to maintain the following signs in accordance with and subject to any applicable provisions of the Site Plan, the Ground Lease, the REA and Laws:
                      (1) Illuminated signs on the exterior walls of Tenant's Facility and on the theatre canopy or marquee.

     (2) Signs on the interior or exterior of any windows of Tenant's Facility.

     (3) Easel or placard signs within the lobby entrance or on sidewalks immediately in front of Tenant's Facility, provided the same do not unreasonably interfere with pedestrian traffic.

                      (4) Poster cases within the lobby of Tenant's Facility and on the exterior walls of Tenant's Facility.

     (5) Illuminated  roadside sign(s) and attraction board ("Tenant's  Pylon").
(B) Design. The design of all signs presently located on the Leased Premises is hereby approved by Landlord with the design of all future signs which Tenant elects to construct pursuant to clauses (1) and (5) of paragraph (A) of this Article (such present and future signs referred to as "Tenant's Signs") to be subject to Landlord's approval, which

       Landlord agrees not to unreasonably withhold or delay (Landlord hereby approving the Tenant's Signs which are located on the Leased Premises on the Lease Commencement Date), shall advertise Tenant's business in Tenant's Facility and shall be constructed and maintained in good repair at Tenant's expense. Tenant shall pay the cost of electricity consumed in illuminating Tenant's Signs.
              (C) Access to Tenant's Pylon. If Tenant's Pylon is located outside the Leased Premises, Landlord hereby grants to Tenant such easement rights as Landlord may have under any REA, which shall be appurtenant to the Leased Premises, for the purpose of enabling Tenant to have access to Tenant's Pylon, to maintain and service same and to insure the continued availability of power thereto.
              (D) Loss of Tenant's Pylon. If Tenant shall be deprived of Tenant's Pylon as the result of a condemnation, Landlord shall cooperate with Tenant, at Tenant's cost and expense, (a) to make available a mutually agreeable site (and power thereto) for a substitute pylon within the Leased Premises or any applicable Entire Premises strategically located so as to be visible to automobile traffic on highways adjoining Leased Premises or any applicable Entire Premises or at entrances to the Entire Premises, and (b) to Tenant in obtaining, at Tenant's cost and expense, easements similar to those described in paragraph (C) of this Article with respect to the new site. Nothing herein shall obligate Landlord to provide to Tenant, as the location for Tenant's Pylon, any portion of the Entire Premises which Landlord reasonably determines to have value as a developable parcel for another tenant or purchaser, or to restrict Landlord's ability to sell, lease or develop the Entire Premises in such manner as Landlord determines to be appropriate.

              (E) Protection of Signs Visibility. Landlord shall not erect or permit to be erected any sign or advertising device on the roof or exterior walls of Tenant's Facility, nor any landscaping, signs or other obstructions on the Leased Premises which would block the view of Tenant's Pylon from adjoining streets.
              (F) Interior Signs. Nothing in this Lease shall restrict Tenant's unlimited right to maintain signs on the interior of Tenant's Facility.
       20.    Condemnation and Economic Obsolescence.
              (A) In General. If any material part of the Leased Premises (meaning any material part of the Tenant's Facility) shall be taken in any proceeding by any Governmental Authority by condemnation or otherwise, or be acquired for public or quasi-public purposes, or be conveyed under threat of such taking or acquiring (which Landlord shall not do without Tenant's prior consent), Tenant shall have the option of terminating this Lease by notice to Landlord of its election to do so given on or before the date which is 3 months after Tenant shall have been deprived of possession of the condemned property, and upon the giving of such notice, this Lease shall automatically terminate and the Annual Fixed Rent and other charges hereunder shall be adjusted as of the date of such notice. In the event a material part of the Leased Premises (meaning any material part of the Tenant's Facility) is so taken and Tenant elects not to terminate this Lease, or in the event of a taking of less than a material part of the Leased Premises, this Lease shall terminate as to the portion of the Leased Premises so taken, and Tenant shall, to the extent and making use of the condemnation award, restore Tenant's Facility to a complete unit as similar as reasonably possible in design, character and quality to the building which existed before such taking. In the event Tenant's Facility is partially taken and this Lease is not terminated, the Annual Fixed Rent and other charges thereafter payable hereunder shall be equitably reduced based on the value to Tenant of the remaining premises. If Tenant shall perform restoration work under this paragraph, so much of the Annual Fixed Rent and other charges payable by Tenant as is fairly allocable to the space which is to be restored shall abate until such restoration work shall have been completed. Any restoration work to be performed pursuant to this paragraph shall be completed in accordance with plans and specifications which shall have been approved by Landlord and Tenant, such approvals not to be unreasonably withheld. In any such proceeding whereby all or part of the Leased Premises is taken, whether or not Tenant elects to terminate this Lease, each party shall be free to make claim against the condemning authority for the amount of the actual provable damage done to each of them by such proceeding. If the condemning authority shall refuse to permit separate claims to be made, then Landlord shall prosecute with counsel reasonably satisfactory to Tenant the claims of both Landlord and Tenant, and the proceeds of the award, after payment of Landlord's reasonable costs and attorney's fees incurred in such proceeding, shall be divided between Landlord and Tenant in a fair and equitable manner; provided, however, in the event of a condemnation which results in the termination of this Lease, Tenant shall be entitled to its portion of the condemnation award only so long as the amount of the award paid to the Landlord is equal to the net book value of the property taken, as reflected on the Landlord's financial statements on the date of the condemnation.
              (B) Loss of Parking. If (i) any material part of the parking areas serving the Leased Premises, whether located upon the Leased Premises or on a parcel other than the Leased Premises are taken in any proceeding by any Governmental Authority, and as a result of such taking (a) the total number of parking spaces available for use by patrons of the Leased Premises is reduced by 20% or more, and the number of parking spaces available for use by patrons of the Leased Premises does not satisfy the zoning requirements applicable to the Leased
       Premises, taking into account the total parking requirements of the Shopping Center or (b) by reason of any such taking in Tenant's reasonable judgment, Tenant's ability to conduct its operations on the Leased Premises is materially adversely affected or (c) any means of access to the Leased Premises or the parking areas serving the Leased Premises are terminated, lost or materially altered by reason of any such taking, and such termination, loss or alteration results, in Tenant's reasonable judgment, in a material adverse effect upon Tenant's use and occupancy of the Leased Premises or Tenant's business operation thereon, then in any of such events Tenant shall have the option of terminating this Lease by notice to Landlord of its election to do so given on or before the date which is 3 months after the occurrence of such event, and this Lease shall automatically terminate 30 days after the giving of such notice and the Annual Fixed Rent and other charges hereunder shall be adjusted as of that date; provided, however, that Tenant's right to terminate this Lease shall be nullified if Landlord shall (i) on or before the 30th day after the giving of Tenant's notice, give Tenant notice of Landlord's intention to forthwith provide a substitute parking area contiguous to the Leased Premises or Parking Parcel and the remaining parking area, which substitute parking area must be reasonably acceptable to Tenant and be of comparable quality and equal in size to the area taken, and (ii) within 6 months after so notifying Tenant, subject to Force Majeure, actually provide such substitute parking area and enter into a written agreement amending this Lease to include said substitute parking area as part of the parking area with respect to which

     Tenant is granted parking rights provided for in the Article captioned "Common Facilities."

              (C) Temporary Taking Awards. If by reason of a taking Tenant shall be temporarily deprived in whole or in part of the use of Tenant's Facility or any part thereof, the entire award made as compensation therefor shall belong to Tenant, and there shall be no abatement of the Annual Fixed Rent payable hereunder.
              (D) No Taking by Landlord Action. Landlord shall not initiate or take any action seeking a public or private taking of Tenant's Facility or of any part of the Leased Premises or any applicable Entire Premises.
              (E) Economic Obsolescence. From and after the expiration or earlier termination of Tenant's Operating Covenant, Tenant, notwithstanding anything in this Lease to the contrary, may elect to terminate this Lease upon a determination by Tenant, reasonably exercised, that the Leased Premises have become economically obsolete to Tenant due to a change in circumstances from those which existed at the Commencement Date, including, without limitation, circumstances relating to the competitive market or the condition of or development (or lack thereof) on property adjacent to or in the vicinity of the Leased Premises. If said election is made by Tenant, this Lease shall terminate 90 days from receipt by Landlord of such election and the obligation to pay Annual Fixed Rent or Percentage Rent shall end on such termination date. In the event of and as a condition to such termination, Tenant shall pay to Landlord the greater of (i) Landlord's net book value of the Leased Premises or (ii) the appraised value of the Leased Premises based on the capitalized value of Tenant's remaining rental payments under this Lease during the applicable Fixed Term or Extended Term. The appraised value shall be determined by an independent appraiser mutually agreeable to Landlord and Tenant. If Landlord and Tenant are unable, within 30 days after Landlord's delivery of its notice electing to terminate this Lease as provided in this
       Section 20(E), to agree upon an appraiser to provide such appraisal, then Landlord and Tenant shall each select an appraiser, and the two (2) appraisers so selected shall upon an appraiser to provide such valuation. All appraisers selected shall, unless Landlord and Tenant agree otherwise, be members of the American Institute of Appraisers. 21. Other Tenancies; REA. If the Leased Premises are a part of a larger Entire
Premises and if there is a reciprocal easement agreement, operating agreement or similar agreement encumbering and/or benefiting all or any portion of the Entire Premises (an "REA"), then Landlord hereby agrees with Tenant with respect to the REA as follows:
              (A) Landlord will not approve or agree to any amendments of the REA which materially derogates the rights granted to Landlord thereunder without Tenant's prior consent.
              (B) Landlord hereby agrees to use its reasonable efforts, at Tenant's expense, to enforce the cross-easement rights, operating covenants and other rights contained in the REA on Tenant's behalf, and if Landlord fails to proceed with its best reasonable efforts to enforce said rights on Tenant's behalf within 30 days after notice thereof from Tenant, Landlord agrees that Tenant shall have the right to enforce said rights under the REA directly and in the name of and on behalf of Landlord if required (all at Landlord's expense), Landlord hereby conferring such enforcement rights unto Tenant.
              (C) Concurrently with or within 30 days after the execution of this Lease, Landlord shall reasonably cooperate with Tenant at Tenant's expense in securing an agreement from the other party or parties to the REA pursuant to which such other parties confirm for the benefit of Tenant that the REA is in full force and effect without default thereunder.

     22. Common Facilities. If the Leased Premises are a part of a larger premises and there are Common Facilities covered by an REA that affect Tenant's use of the Leased Premises, Landlord hereby agrees to reasonably cooperate with Tenant and/or allow Tenant to enforce against any responsible person or entity, if any, at Tenant's cost and expense, any of the rights with respect to the Common Facilities which Landlord may have under such REA benefiting the Leased Premises.

       23.    Options to Extend; Right of First Offer to Lease by Tenant.
              (A) Options Periods. Provided Tenant is not in default under this Lease, Tenant shall have the right to extend the term of this Lease for the Option Periods from the date upon which the term would otherwise expire upon the same terms and conditions as those herein specified. If Tenant elects to exercise its option for any Option Period, it shall, subject to the provisions of paragraph (B) of this Article, do so by giving Landlord notice of such election at least 6 months before the beginning of the Option Period for which the term hereof is to be extended by the exercise of such option. If Tenant gives such notice, the term of this Lease shall be automatically extended for the Option Period covered by the option so exercised without execution of an extension or renewal lease.
              (B) Protection Against Forfeiture. It is the intention of Landlord and Tenant to avoid forfeiture of Tenant's right to extend the term of this Lease under any of the extension options set forth in paragraph (A) of this Article through failure to give notice of exercise thereof within the time prescribed. Accordingly, if Tenant shall fail to give notice of exercise of any such option within the time prescribed in paragraph (A) of this Article, then the time to give such notice shall be deemed extended for an additional period commencing on the last day on which such notice by Tenant may be timely given pursuant to paragraph (A) above and ending 30 days after the date Landlord gives Tenant notice of Tenant's failure to exercise such option within the time prescribed. If Tenant exercises any such option after the date prescribed in paragraph (A) above, but within the extended time permitted above, the extended term to which such option relates shall commence, or shall be deemed to have commenced, at the time it would have commenced if such notice had been given within the time prescribed in paragraph (A) above; otherwise, any period during which Tenant remains in possession after the expiration of the term hereby created, or as extended by the exercise of a previous option or options, shall be subject to the provisions of the Article captioned "Continued Possession of Tenant." The foregoing provisions of this Section 23(B) shall be inoperative, and the time period for Tenant's exercise of each of its options to renew hereunder shall expire as of that date which is 6 months prior to the expiration of the then-current term of this Lease if Landlord shall give Tenant notice of Tenant's right to renew this Lease not earlier than 12 months, and not later than 7 months, prior to the expiration of the then-current term of this Lease.
              (C) Right of First Offer to Lease by Tenant. Upon the expiration of the Lease Term and provided that Tenant has exercised each Option Period Option and no event of default then exists beyond any applicable notice and cure period, Tenant shall have a right of first offer ("Tenant's Right of First Offer to Lease") to lease the Leased Premises upon the same terms and conditions as Landlord, at its election, intends to offer to lease the Leased Premises to a third party; provided, however, Tenant's Right of First Offer to Lease shall only be available if Landlord intends to offer to lease the Leased Premises to a third party for use as a movie theatre at a rate less than the Annual Fixed Rent or Percentage Rent then payable under this Lease. Tenant shall be entitled to exercise Tenant's Right of First Offer to Lease only if at the time of the giving of such notice and at the time of the commencement of the applicable term no event of default then exists beyond any applicable notice and cure period and only if Landlord elects to lease the Leased Premises at the expiration of the Lease Term. Not more than nine (9) months and not less than three (3) months prior to the expiration of the Lease Term, Landlord shall, if applicable, give Tenant written notice of its intent to lease the Leased Premises and shall indicate the terms and conditions upon which Landlord intends to lease the Leased Premises.
                  Tenant shall thereafter have a period of 20 days to elect by unequivocal written notice to Landlord to lease the Leased Premises on the same terms and conditions as Landlord intends to offer to a third party; provided prior to Tenant's acceptance Landlord shall retain the right to elect not to lease the Leased Premises by giving Tenant written notice thereof. If Tenant elects not to lease the Leased Property then Landlord shall be free to lease the Leased Premises to a third party. However, if the base rent for such proposed lease is reduced by five (5%) or more as compared to the base rent included in the lease that Tenant rejected, then Landlord shall again offer Tenant the right to acquire the Leased Premises upon the same terms and conditions, provided that Tenant shall have only 10 days to accept such offer. Leased Premises as used in this Article shall include any substantial portion of the entire Leased Premises.

       24.    Common Area Charge.
       If the Leased Premises are part of a larger premises for which common area charges under an REA are payable for the operation and maintenance of Common Facilities, Tenant shall pay such charges and perform all of Landlord's obligations under the REA.
       25.    Other Theatres and Restrictions.
              (A) If at any time during the term hereof a movie theatre, other than the one operated in Tenant's Facility, is open for business within the Entire Premises or on premises which are (i) owned or controlled (directly or indirectly) by Landlord or by any officer or partner of Landlord, and (ii) located within 500 feet from any boundary line of the Entire Premises, then in addition to Tenant's other remedies (including injunctive relief), the Annual Fixed Rent hereunder shall be abated during the continuance of the operation of such movie theatre, in lieu of the Annual Fixed Rent otherwise payable by Tenant, Tenant shall pay Landlord an amount equal to the lesser of (i) Percentage Rent only, or
       (ii) the Annual Fixed Rent otherwise payable by Tenant, reduced by an amount equal to the product obtained by multiplying the number of seats in such other theatre by the quotient obtained by dividing the amount of the Annual Fixed Rent then payable under this Lease by the number of seats then in Tenant's building.
              (B) Landlord will not use and will use its reasonable efforts to prevent any other tenant from using, any other premises or equipment owned or controlled by Landlord and located on the Entire Premises in any manner that would result in any noise or vibration interfering with the acoustics required by Tenant in its use of Tenant's Building or would result in any offensive odors penetrating Tenant's Building.

              (C) Landlord will not sell or permit to be sold video cassettes or discs or any candy, popcorn or other refreshments generally sold in theatre concession stands in or from any premises owned or leased by Landlord located within 150 feet from any wall of Tenant's Facility or in or from any part of the parking area or other Common Facility on the Entire Premises owned or leased by Landlord; provided, however, notwithstanding the foregoing, there shall be no prohibition on the incidental sale of video cassettes or discs or any candy, popcorn or other refreshments generally sold in theatre concession stands or a restaurant use in or from any of the land parcels adjacent to the Leased Premises acquired by Landlord at or about the Commencement Date of this Lease. In no event shall Landlord lease or permit the occupancy of any premises located in the Entire Premises or any out parcel adjacent to the Leased Premises and owned by Landlord for any of the following uses: (a) funeral home; (b) bookstore or other establishment engaged in the business of selling, exhibiting or delivering pornographic or obscene materials; (c) so-called "head shop;" (d) bowling alley; (e) skating rink; (f) health club or exercise facility; or (g) game room or arcade.
       26. No Merchants Association.
                  Tenant shall have no obligation to be a member of or pay any dues or other amounts to any merchants association associated with any larger Entire Premises of which the Leased Premises may be a part or otherwise, unless required to do so under the REA or the Ground Lease.
       27.    Tenant's Covenant to Operate.

     (A) In General. So long as Landlord shall not be in default under this Lease, Tenant will, except when prevented from so doing by Force Majeure or by other causes beyond its reasonable control (including the unavailability of film) and subject to the provi sions of the Article captioned "Subletting and Assigning," during Tenant's Operating Period, operate or cause to be operated a movie theatre complex in Tenant's Facility (such covenant being herein called "Tenant's Operating Covenant"). Tenant shall operate Tenant's Facility in an efficient and professional manner.
              (B) Tenant's Right to Control Operations. Nothing contained in this Lease or in rules or regulations (if any) promulgated by Landlord shall be deemed in any way to (i) regulate the manner of operation by Tenant of its business in Tenant's Facility and/or the hours and/or days of such operation, provided that Tenant agrees that it will operate its business in the Tenant's Facility during at least the same general hours and days of operation as other theatre operators operating other similar facilities located within the Metropolitan Area, or (ii) require Tenant to operate more than a majority of its theatre auditoriums, or (iii) give Landlord any right, express or implied, of censorship over any attractions exhibited in Tenant's Facility or over the content of Tenant's advertising.

     (C) No Other Operating Requirements. Except as specifically provided in paragraph (A) of this Article, Tenant shall have no obligation whatsoever, either express or implied, to at any time operate or otherwise use Tenant's Facility.

     28. Estoppel Certificate; Attornment and Priority of Lease; Subordination.

              (A) Estoppel Certificates. Each party agrees, within 20 days after request by the other party, to execute, acknowledge and deliver to and in favor of the proposed holder of any Mortgage or purchaser of the Leased Premises, any encumbrance holder of Tenant or any proposed sublessee of Tenant or assignee of Tenant's interest in this Lease, an estoppel certificate stating: (i) whether this Lease is in full force and effect;
       (ii) whether
       this Lease has been modified or amended and, if so, identifying and describing any such modification or amendment; (iii) the date to which rent and any other charges have been paid; and (iv) whether such party knows of any default on the part of the other party or has any claim against the other party and, if so, specifying the nature of such default or claim.
              (B) Attornment by Tenant. Tenant shall, in the event any proceedings are brought for the foreclosure of, or in the event of the exercise of the power of sale under, any Mortgage prior in lien to this Lease made by Landlord, attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as Landlord under this Lease, provided such purchaser assumes in writing Landlord's obligations under this Lease.
              (C) Subordination/Non-Disturbance. Upon request of the holder of any Mortgage, Tenant will subordinate its rights under this Lease to the lien thereof and to all advances made or hereafter to be made upon the security thereof, and Tenant shall execute, acknowledge and deliver an instrument effecting such subordination; PROVIDED, HOWEVER, as a condition of any such subordination, Landlord shall obtain and deliver to Tenant within 20 days after demand by Tenant an agreement, in recordable form, from the holder of any Mortgage to which this Lease is subordinate containing a covenant binding upon the holder thereof to the effect that as long as Tenant shall not be in default under this Lease, or, if Tenant is in default hereunder, as long as Tenant's time to cure such default has not expired, this Lease shall not be terminated or modified in any respect whatsoever, nor shall the rights of Tenant hereunder or its occupancy of the Leased Premises be affected in any way by reason of such Mortgage or any foreclosure action or other proceeding that may be instituted in connection therewith, and that, except


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

       to the extent that the holder of such Mortgage is required to do so to effectively foreclose such Mortgage, Tenant shall not be named as a defendant in any such foreclosure action or other proceeding.
              (D) Form of Documents. Without limiting the foregoing provisions of this Article, all documents requested by either party in order to effectuate the provisions of this Article shall be in form and substance reasonably satisfactory to the other party to the extent not inconsistent with such provisions. 29. Right of First Refusal to Purchase by Tenant.
              (A) Grant of Right of First Offer. Subject to the terms and conditions set forth in this Article 29, Landlord hereby grants to Tenant a right of first offer ("First Offer Right") relating to the Transfer of any or all of the Leased Premises. If, at any time during the Right to Purchase Period, Landlord desires to Transfer all or any portion of the Leased Premises (the "Offered Property"), Landlord shall first deliver to Tenant written notice (the "Notice of Transfer"), which Notice of Transfer shall state Landlord's desire to Transfer the Offered Property and contain an accurate description of the Offered Property and its proposed operations.
              (B) Election to Offer. (i) If Tenant elects to make an offer to purchase the Offered Property, Tenant shall deliver to Landlord within 60 days following the date the Notice of Transfer was received by Tenant (the "Offer Date") a written offer (the "Offeree Offer"), which Offeree Offer shall offer to purchase the Offered Property on the terms and conditions, including price, timing and lease terms (if applicable), specified therein. The Offeree Offer shall disclose all material facts relating to the proposed transaction and, at Tenant's option, may include a form purchase agreement or lease, as applicable. Each Offeree Offer shall be an irrevocable commitment by Tenant to purchase the Offered Property on the terms and conditions set forth therein.
                  (ii) If Tenant does not elect to make an offer to purchase the Offered Property by the Offer Date or if Tenant makes an offer to purchase the Offered Property by the Offer Date and Landlord elects not to Transfer the Offered Property on the terms offered by Tenant, Landlord
       (X) shall be under no obligation to Transfer any portion of the Offered Property to any person, unless Landlord so elects, and (Y) may, within a period of 6 months from and after the Offer Date, solicit offers relating to the Transfer of such Offered Property; provided, however, any Transfer of the Property within a period of 6 months from and after the Offer Date not on terms and conditions and at a price more favorable to those offered by Tenant shall be subject to the First Refusal Right set forth in subparagraph D of this Article 29. The First Offer Right granted to Tenant under the terms and conditions of this Article 29 shall revive in the event that Landlord fails to Transfer the Offered Property within the 6 months from and after the Offer Date.
                  (iii) Notwithstanding Tenant's election not to make an offer to purchase the Offered Property by the Offer Date or Landlord's election not to Transfer the Offered Property on the terms offered by Tenant, Landlord shall be obligated to submit a Grantor Offer to Tenant following receipt of a Bona Fide Offer from a Proposed Transferee pursuant to paragraph D of this Article 29.
              (C) Acceptance of Offeree Offer. If Landlord elects to Transfer the Offered Property on the terms offered by the Tenant, Landlord shall deliver in writing its election to Transfer the Offered Property to Tenant within 30 days following the date the Offeree Offer was received by Landlord. Such communication shall, when taken in conjunction with the Offeree Offer, be deemed to constitute a valid, legally binding and enforceable agreement for the Transfer of the Offered Property. Such agreement may be evidenced by, but, unless otherwise agreed, shall not be subject to, execution of a purchase agreement or lease, as applicable.
              (D) Grant of Right of First Refusal. Subject to the terms and conditions set forth in this Article 29, Landlord hereby grants to Tenant a right of first refusal ("First Refusal Right") relating to the Transfer any or all of the Leased Premises. If, at any time during the Right to Purchase Period, Landlord desires to Transfer any of the Leased Premises (the "Offered Property") pursuant to a bona fide offer (the "Bona Fide Offer") from a third party (the "Proposed Transferee"), Landlord shall first deliver to Tenant a written offer (the "Grantor Offer"), which Grantor Offer shall offer to Transfer the Offered Property to the Tenant on terms and conditions, including price, timing and lease terms (if applicable), not less favorable to the Tenant than the terms and conditions which Landlord proposes to Transfer such Leased Premises to the Proposed Transferee. The Grantor Offer shall disclose the identity of the Proposed Transferee, to the extent known by Landlord, the person or persons, if any, that control such Proposed Transferee, the terms and conditions, including price, timing and lease terms (if applicable), of the proposed Transfer, any proposed form purchase agreement or lease and any other material facts relating to the proposed transaction. Each Grantor Offer is an irrevocable commitment by Landlord to sell the Offered Property on the terms and conditions set forth therein.

              (E) Confirmation of Bona Fide Offer. The Tenant shall be permitted to  confirm  that  the  Bona  Fide  Offer  is firm  and  subject  only to conditions that could reasonably be expected to be satisfied, by (i) review of the documents involved in such Bona Fide Offer and (ii) requiring that the Landlord cause the Proposed Transferee to submit evidence reasonably satisfactory to the Tenant of financing for such purchase, but only to the extent that the Bona Fide Offer has a financing contingency. If review of such documents and of such evidence of financing by the Tenant would violate a confidentiality obligation of Landlord to the Proposed Transferee, or of the Proposed Transferee to any third party, Landlord shall designate a recognized accounting or investment banking firm or similar third party reasonably satisfactory to the Tenant, who shall at Tenant's expense (i) certify that the terms set forth in the written documents are as described in the Offer or are no more favorable to the Proposed Transferee than the terms described in the Offer, and (ii) certify that financing has been obtained, subject to no condition which, in such third party's reasonable judgment, is likely to be unsatisfied, or based on the evidence provided, such third party expects that financing for the sale to the Proposed Transferee will be obtained.

     (F) Acceptance of Grantor Offer. (i) If Tenant elects to purchase the Offered Property on the terms set forth in the Grantor Offer, Tenant shall deliver in writing its election to purchase the Offered Property to Landlord within 45 days following the date the Grantor Offer was received by the Tenant (the "Acceptance Date"), but not less than five days prior to the expiration date of the Bona Fide Offer, provided such election in any circumstance will not be due prior to the expiration of 10 business days following the date the Grantor's Offer was received by Tenant. Such communication shall, when taken in conjunction with the Grantor Offer, be deemed to constitute a valid, legally binding and enforceable agreement for the Transfer of the Leased Premises. Such agreement may be evidenced by, but, unless otherwise agreed, shall not be subject to, execution of a purchase agreement or lease, as applicable.
              (G) If Tenant does not elect to purchase the Offered Property by the Acceptance Date, Landlord (i) shall be under no obligation to Transfer any portion of the Offered Property to any person, unless Landlord so elects, and (ii) may, within a period of 6 months from and after the date the Grantor Offer was received by the Tenant, Transfer the Offered Property to any person, including the Proposed Transferee, on the terms and conditions equal to or better than that included in the Grantor Offer and Landlord shall be under no obligation to submit a Grantor Offer to Transfer such Offered Property to the Tenant in connection therewith. The First Refusal Right granted to the Tenant under the terms and conditions of this Article 29 shall revive in the event that Landlord fails to Transfer the Offered Property within the 6 month period specified above.
              (H) Due Diligence. During the periods following the date the Notice of Transfer was received by Tenant and prior to the Offer Date, following the date the Grantor Offer was received by Tenant and prior to the Acceptance Date and following any agreement to Transfer a Property, Landlord shall provide Tenant access to the Offered Property, its books and records related thereto and its officers and employees with knowledge thereof during reasonable hours for purposes of conducting a due diligence investigation of the Offered Property and its proposed operations.


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



              (I) Closing. (a) The closing of any Transfer of Offered Property pursuant to this Article 29 shall be determined by the Landlord and Tenant (which, unless otherwise agreed, shall be within 90 days of the acceptance of any offer hereunder).
              (J) No Assignment. The First Refusal Right and First Offer Right granted hereby are personal to Tenant, and, as an inducement to Landlord to enter into this Article 29, it is expressly agreed that Tenant has no right, directly or indirectly, to assign in whole or in part any rights granted by this Article 29, unless such assignment is to an affiliate of Tenant or to a person or entity which has acquired substantially all of the assets of Tenant. Landlord shall have no obligation or requirement to deal with any party other than Tenant in all matters relating to this
       Article 29. Any purchase agreement or lease hereunder may be made with a subsidiary of Landlord acceptable to Tenant.
              (K) No Broker. Tenant represents that it has dealt with no broker in connection with the First Refusal Right and First Offer Right granted hereby, and agrees to indemnify and hold Landlord harmless from the claims of any broker in connection with the transactions contemplated hereby.
              (L) Specific Performance. Landlord and Tenant agree that if any of the provisions of this Article 29 were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, and no adequate remedy at law would exist and damages would be difficult to determine, and that the Landlord and Tenant shall be entitled to specific performance hereof (without requirement to post bond), in addition to any and all other remedies at law or in equity.

              (M) Restriction on Exercise of Purchase Refusal Right. Notwithstanding any other provision of this Article, Landlord shall not be required to Transfer the Leased Premises, or any portion thereof which is a real estate asset as defined in Paragraph 856(c)(6)(B), or functionally equivalent successor provision, of the Code, to Tenant if Landlord's tax counsel formally opines to Landlord and Tenant that the
       Transfer: (i) would be a "prohibited transaction" under Paragraph 857(b)(6)(B)(iii), or functionally equivalent successor provision, of the Code, and (ii) does not qualify under Paragraph 857(b)(6)(C), or functionally equivalent successor provision, of the Code to be treated other than as such a prohibited transaction for reasons other than the occurrence of other sales of property made by Landlord that prevent either of the conditions of clause (iii) of such Paragraph 857(b)(6)(C) from being satisfied. If Landlord determines not to Transfer such property pursuant to the above sentence, Tenant's right, if any, to acquire any or all of such property shall continue and be exercisable, upon and subject to all applicable terms and conditions set forth in this Lease, at such time as the transaction, in the opinion of either Landlord's tax counsel or Tenant's tax counsel, rendered to Landlord and
       Tenant: (iii) would not constitute a "prohibited transaction" under Paragraph 857(b)(6)(B)(iii), or functionally equivalent provision, of the Code, or (iv) would constitute such a prohibited transaction and does not qualify under Paragraph 857(b)(6)(C), or functionally equivalent successor provision, of the Code to be treated other than as such a prohibited transaction solely because of the occurrence of other sales of property that prevent either of the conditions of clause (iii) of such Paragraph 857(b)(6)(C) from being satisfied provided, however, that no legal opinions shall be required in order for Tenant to exercise its rights hereunder if at any time the


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

       conditions of clause (iii) or (iv) would manifestly then be satisfied), and until such time Tenant shall lease the Leased Property for the lesser of the rent otherwise called for in this Lease or fair market rental. If the Transfer of the Leased Premises is delayed pursuant to this part (B), Landlord will use its reasonable efforts to Transfer the Leased Premises to Tenant as soon as such Transfer is permitted hereunder. 30. Default Clause and Self-Help.
              (A) Tenant Default; Cure Rights. If (i) Tenant neglects or fails to pay any Annual Fixed Rent, Annual Percentage Rent or other charge hereunder, or under a Related Lease prior to the Cross Default Termination Date, within 15 days after notice of default, or (ii) Tenant neglects or fails to perform or observe any of the other covenants, terms, provisions or conditions on its part to be performed or observed under this Lease, within 30 days after notice of default (or if more than 30 days shall be reasonably required because of the nature of the default, if Tenant shall fail to proceed diligently to cure such default after such notice), or (iii) Tenant neglects or fails to perform or observe any obligation pursuant to Tenant's Operating Covenant hereunder, or under a Related Lease prior to the Cross Default Termination Date, or
       (iv) Tenant or Tenant's Parent (a) admits in writing its inability to pay its debts generally as they become due, (b) commences any case, proceeding or other action seeking to have an order for relief entered on its behalf as debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any federal, state or local law relating to bankruptcy, insolvency, reorganization or relief of debtors,
       (c) makes an assignment for the benefit of its creditors, (d) is unable to pay its debts as they mature, (e) seeks or consents to the appointment of a receiver of itself or of the


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

       whole or any substantial part of its property, or (f) files a petition or answer seeking reorganization or arrangement under any federal, state or local law relating to bankruptcy, insolvency, reorganization or relief of debtors; or (v) any case, proceeding or other action is commenced against Tenant or Tenant's Parent seeking to have an order for relief entered against it as debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any federal, state or local law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking an order or decree appointing, without the consent of Tenant, a receiver of Tenant of the whole or substantially all of its property, and such case proceeding or other action is not dismissed within 90 days after the commencement thereof; or (vi) the estate or interest of Tenant in the Leased Premises or any part thereof, or the Leased Premises under a Related Lease prior to the Cross Default Termination Date, is levied upon or attached in any proceeding and the same is not vacated or discharged within the later of 90 days after commencement thereof or 30 days after receipt by Tenant of notice thereof from Landlord (unless Tenant is contesting such lien or attachment in accordance with this Lease), then an event of default shall exist hereunder and Landlord may immediately or at any time thereafter, as permitted by law, (a) enter into and upon the Leased Premises and repossess the same as of its former estate, without prejudice to any remedies which Landlord might otherwise have for arrearages of rent or preceding breach of covenant, and upon such entry this Lease shall terminate; or (b) remain out of possession of the Leased Premises, treat the term of this Lease as subsisting and in full force and effect, in which event Landlord shall have all rights and remedies available at law, in equity or hereunder; or (c) without terminating the term of this Lease, reenter the Leased Premises and take possession thereof pursuant to legal proceedings or pursuant to any notice provided for by law, and having elected to reenter and take possession of the Leased Premises without terminating this Lease, Landlord shall use reasonable diligence as Tenant's agent to relet the Leased Premises, or parts thereof, for such term or terms and at such rental and upon such other terms and conditions as Landlord may deem advisable, with the right to make alterations and repairs to the Leased Premises, and no such reentry or taking of possession of the Leased Premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease, and no such reentry or taking of possession by Landlord shall relieve Tenant of its obligation to pay rent and other sums payable hereunder (at the time or times provided herein), or of any of its other obligations under this Lease, all of which shall survive such reentry or taking of possession, and Tenant shall continue to pay the rent and other sums provided or in this Lease until the end of the term and whether or not the Leased Premises shall have been relet, less the net proceeds, if any, of any reletting of the Leased Premises, after deducting all of Landlord's expenses in or in connection with such reletting, including without limitation all repossession costs, brokerage commissions, legal expenses, expenses of employees, alterations costs and expenses of preparation for reletting; or (d) exercise any other right or remedy available to Landlord at law or in equity or under this Lease. Having elected either to remain out of possession and treating this Lease as remaining in full force and effect or to reenter or to take possession of the Leased Premises without terminating this Lease, Landlord may, by notice to Tenant given at any time thereafter while Tenant is in default under this Lease, elect to terminate this Lease and, upon such notice, this Lease shall thereupon be terminated. If in accordance with any of the foregoing provisions of this Article 30 Landlord shall have the right to elect to reenter or take possession of the Leased Premises, Landlord may enter and expel Tenant and those claiming through or under Tenant and remove the property and effects of both or either (forcibly if necessary) without being guilty of any manner of trespass and without prejudice to any remedies as set forth in this Article 30 are in addition to and not exclusive of any other right or remedy provided herein or at law or in equity. Tenant covenants and agrees, notwithstanding any entry or re-entry by Landlord, to pay and be liable for, on the days originally fixed herein for the payment thereof, amounts equal to the several installments of Annual Fixed Rent and other charges reserved as such amounts would, under the terms of this Lease, become due if this Lease had not been terminated or if Landlord had not entered or re-entered as aforesaid, and whether the Leased Premises are relet or remain vacant in whole or in part for all or part of the remainder of the term hereof; provided, that if Landlord relets the Leased Premises, Tenant shall be entitled to a credit for the net proceeds of any reletting as provided herein. Alternatively, upon such an uncured default by Tenant, Landlord may elect as its sole remedy to recover from Tenant the difference between (i) all rent and other sums that would have been payable under this Lease until what would have been the end of the then term thereof, discounted to present value at 10.5% and (ii) the then fair market value of the Leased Premises. In all events, Landlord shall use reasonable efforts to mitigate its loss or damages. Following an event or default, all amounts due from Tenant to Landlord pursuant to this Lease shall bear interest at the Default Rate.
     (B) Tenant Right to Contest by Court Action. Notwithstanding anything to the contrary contained in paragraph (A) of this Article, with respect to any alleged default other than a default in the payment of Annual Fixed Rent or a default under Section A(iv) or (v) of this Article, if within 45 days after
       Landlord's notice of such default, Tenant (i) notifies Landlord that Tenant disputes such alleged default, and (ii) files an action in a court of competent jurisdiction contesting such alleged default, then Tenant shall not be deemed to be in default under this Lease with respect to such alleged default, provided that if the final judgment in such action is adverse to Tenant, in whole or in part, then Tenant shall forthwith commence to correct the matters complained of by Landlord, or that portion thereof as to which such judgment is adverse to Tenant, and complete the same within 30 days after such judgment, or if more than 30 days are required to complete such corrections with reasonable diligence, commence to correct the same within such 30 days and prosecute the same to completion with reasonable diligence.
              (C) Landlord Default, Cure Rights. If Landlord neglects or fails to perform or observe any of the covenants, terms, provisions or conditions on its part to be performed or observed under this Lease, or within 30 days after notice of default (or if more than 30 days shall be reasonably required because of the nature of the default, if Landlord shall fail to proceed diligently to cure such default after such notice), then Tenant may immediately or at any time thereafter, in addition to any other rights and remedies as may otherwise be provided in this Lease for a Landlord default, pursue all rights and remedies it may have at law and equity generally.
              (D) Self Help. If either party (the "Defaulting Party") fails to perform any agreement or obligation on its part to be performed under this Lease, the other party (the "Curing Party") shall have the right (i) if no emergency exists, to perform the same after giving 30 days' notice to the Defaulting Party, and (ii) in any emergency situation to perform the same immediately without notice or delay. For the purpose of rectifying a default of the Defaulting Party as aforesaid, the Curing Party shall have the right to enter the premises of the Defaulting Party. The Defaulting Party shall on demand reimburse the Curing Party for the costs and expenses incurred by the Curing Party in rectifying defaults as aforesaid, including reasonable attorneys' fees, together with interest thereon at the Default Rate. Any act or thing done by the Curing Party pursuant to this paragraph shall not constitute a waiver of any such default by the Curing Party or a waiver of any covenant, term or condition herein contained or the performance thereof. In the event Landlord shall fail to so reimburse Tenant within 30 days after Tenant's demand, Tenant shall be entitled to an immediate credit against the Annual Fixed Rent and other charges payable hereunder in an amount equal to the costs and expenses incurred by Tenant in rectifying Landlord's defaults as aforesaid, together with interest thereon at the Default Rate. 31. Access to Premises.
                  Tenant shall permit Landlord and its authorized representatives to enter Tenant's Facility at all reasonable times for the purposes of (i) serving or posting or keeping posted thereon notices required by Law, (ii) conducting periodic inspections, (iii) performing any work thereon required or permitted to be performed by Landlord pursuant to this Lease, and
(iv) showing the Leased Premises to prospective purchasers or lenders; PROVIDED, HOWEVER, nothing set forth in this Lease shall be construed as authorizing Landlord to enter the projection booths in Tenant's Facility without the consent of Tenant, except in the case of an emergency.

       32.    Force Majeure.
                  If either party shall be delayed or hindered in or prevented from the performance of any act required under this Lease by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive Laws (except as otherwise specifically provided herein), riots, insurrection, war or other reason beyond the reasonable control of and not the fault of the party delayed in performing the work or doing the acts required under the terms of this Lease (collectively, "Force Majeure"), then performance of such act shall be excused for the period of the delay, and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. The provisions of this Article shall not (i) operate to excuse Tenant from prompt payment of rent or any other payment required by Tenant under the terms of this Lease, except as may be otherwise specifically provided herein to the contrary, or (ii) be applicable to delays resulting from the inability of a party to obtain financing or to proceed with its obligations under this Lease because of a lack of funds.
       33.    Remedies Cumulative; Legal Expenses; Time of the Essence.
              (A) The various rights and remedies given to or reserved to Landlord and Tenant by this Lease or allowed by law shall be cumulative, irrespective of whether so expressly stated.
              (B) In case suit shall be brought because of the breach of any agreement or obligation contained in this Lease on the part of Tenant or Landlord to be kept or performed, and a breach shall be established, the prevailing party shall be entitled to recover all expenses incurred in connection with such suit, including reasonable attorneys' fees.
                  (C) Time is of the essence of this Lease.

       34.    Lease Not to be Recorded.
                  Upon request of Landlord or Tenant, the parties hereto shall promptly execute and deliver a memorandum of this Lease for recording purposes in recordable form. If Tenant elects to record such memorandum, Landlord shall promptly cause the same to be recorded, at Landlord's expense. Neither party shall record this Lease without the consent of the other party.
       35.    Notices.
                  All notices, consents, requests, approvals and authorizations (collectively, "Notices") required or permitted hereunder shall only be effective if in writing. All Notices shall be sent (A) by registered or certified mail (return receipt requested), postage prepaid, or (B) by Federal Express, U.S. Post Office Express Mail, Airborne or similar overnight courier which delivers only upon signed receipt of the addressee, or (C) by facsimile transmission and addressed as follows or at such other address, and to the attention of such other person, as the parties shall give notice as herein provided: If intended for Landlord: Entertainment Properties Trust
                                   One Kansas City Place
                                   1200 Main Street, Suite 3250
                                   Kansas City, Missouri  64105
                                   Phone:  (816) 480-4649
                                   Fax:  (816) 480-4617
                                   Attention:  Robert L. Harris, President

With a copy to:                    Stinson, Mag & Fizzell, P.C.
                                   1201 Walnut, Suite 2800
                                   Kansas City, Missouri 64105
                                   Phone: (816) 691-3180
                                   Fax: (816) 691-3495
                                   Attention:  Michael G. O'Flaherty

If intended for Tenant:            American Multi-Cinema, Inc.
                                   106 West 14th Street
                                   Kansas City, Missouri  64105
                                   Phone:  (816) 221-4000
                                   Fax:  (816) 480-4617
                                   Attention:  Lease Administrator

With a copy to:                    Lathrop & Gage L.C.
                                   2345 Grand Boulevard, Suite 2500
                                   Kansas City, Missouri  64108
                                   Phone:  (816) 460-5515
                                   Fax:  (816) 292-2001
                                   Attention:  E.T. Bullard

A notice, request and other communication shall be deemed to be duly received if delivered by a recognized delivery service, when delivered to the address of the recipient, if sent by mail, on the date of receipt by the recipient as shown on the return receipt card, or if sent by facsimile, upon receipt by the sender of an acknowledgment or transmission report generated by the machine from which the facsimile was sent indicating that the facsimile was sent in its entirety to the recipient's facsimile number; provided that if a notice, request or other communication is served by hand or is received by facsimile on a day which is not a Business Day, or after 5:00 P.M. on any Business Day at the addressee's location, such notice or communication shall be deemed to be duly received by the recipient at 9:00 A.M. on the first Business Day thereafter. Rejection or other refusal to accept or the inability to deliver because of changed address of which no Notice was given shall be deemed to be receipt of the Notice as of the date of such rejection, refusal or inability to deliver.
       36.    Waiver of Performance and Disputes.
              (A) Waiver Limited to Occurrence. One or more waivers of any covenant, term or condition of this Lease by either party shall not be construed as a waiver of a subsequent breach of the same or any other covenant, term or condition, nor shall any delay or omission by either party to seek a remedy for any breach of this Lease or to exercise a right accruing to such party by reason of such breach be deemed a waiver by such party of its remedies or rights with respect to such breach. The consent or approval by either party to or of any act by the other party requiring such consent or approval shall not be deemed to waive or render unnecessary consent to or approval of any similar act.
              (B) Right to Protest Without Waiver or Default. If at any time a dispute shall arise as to any amount or sum of money to be paid by one party to the other party under the provisions hereof, the party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said party to institute suit within 90 days after such payment under protest is made for the recovery of such sum, and if it shall be adjudged that there was no legal obligation on the part of said party to pay such sum or any part thereof, said party shall be entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of this Lease, together with interest thereon at the Default Rate. If at any time a dispute shall arise between the parties hereto as to any work to be performed by either of them under the provisions hereof, the party against whom the obligation to perform the work is asserted may perform such work and pay the cost thereof "under protest" and the performance of such work shall in no event be regarded as a voluntary performance and there shall survive the right on the part of said party to institute suit within 90 days after such work is completed for the recovery of the cost of such work, and if it shall be adjudged that there was no legal obligation on the part of said party to perform the same or any part thereof, said party shall be entitled to recover the cost of such work or the cost of so much thereof as said party was not legally required to perform under the provisions of this Lease, together with interest thereon at the Default Rate. If either party desires to exercise its rights under this Section, it shall do so by delivering written notice that it is paying money or performing work "under protest," with such notice to be given to the other party concurrently with the payment of such money or prior to the commencement of such work. 37. Modification of Lease.
                  The terms, covenants and conditions hereof may not be changed orally, but only by an instrument in writing signed by the party against whom enforcement of the change, modification or discharge is sought, or by such party's agent.
       38.    Captions and Lease Preparation.
                  Captions throughout this instrument are for convenience and reference only and the words contained therein shall in no way be deemed to explain, modify, amplify or aid in the interpretation or construction of the provisions of this Lease.
       39.    Lease Binding on Successors and Assigns, Etc.
                  Except as herein otherwise expressly provided, all covenants, agreements, provisions and conditions of this Lease shall be binding upon and inure to the benefit of the parties hereto and their heirs, devisees, executors, administrators, successors in interest and assigns as well as grantees of Landlord, and shall be deemed to run with the land. Without limiting the generality of the foregoing, all rights of Tenant under this Lease may be granted by Tenant to any sublessee of Tenant, subject to the terms of this Lease.

     40.  Brokers.  Landlord  represents  and warrants to Tenant that it has not incurred or caused to be incurred any liability for real estate brokerage commissions or finder's fees in connection with the execution or consummation of this Lease for which Tenant may be liable. Tenant represents and warrants to Landlord that it has not incurred or caused to be incurred any liability for real estate brokerage commissions or finder's fees in connection with the execution or consummation of this Lease for which Landlord may be liable. Each of the parties agrees to indemnify and hold the other harmless from and against any and all claims, liabilities or expense (including reasonable attorneys'
fees) in connection with any breach of the foregoing representations and warranties.
     41. Landlord's Status as a REIT. Tenant  acknowledges that Landlord intends to elect to be taxed as a real estate investment trust ("REIT") under the Code. Tenant shall exercise commercially reasonable efforts not do anything which would materially adversely affect Landlord's status as a REIT. Tenant agrees to enter into reasonable modifications of this Lease which do not materially adversely affect Tenant's rights and liabilities if such modifications are required to retain or clarify Landlord's status as a REIT.
     42.Governing Law. This Lease shall be governed by and construed in accordance with the laws of the State where the Leased Premises are located, but not including such State's conflict-of-laws rules.
     43. Certain Landlord Rights On Termination.
     (A) Advertisement of Leased Premises. If Tenant has not exercised the applicable Option Period option to extend this Lease, then Landlord or its agent shall thereafter have the right to enter the Leased Premises at all reasonable times for the purpose of exhibiting such Leased Premises to others and to place upon such Leased Premises during the period commencing 180 days prior to the expiration of the then current term "for sale" or "for rent" notices or signs of such number and in such locations as Tenant shall reasonably approve. (B) Transfer of Permits, Etc. On Termination. Upon the expiration or earlier termination of this Lease, Tenant shall, at the option of Landlord, transfer to and relinquish to Landlord or Landlord's nominee and reasonably cooperate with Landlord or Landlord's nominee in connection with the processing by Landlord or such nominee of all licenses, operating permits, and other governmental authorization and all assignable service contracts, which may be necessary or appropriate for the operation by Landlord or such nominee of the Leased Premises; provided that the costs and expenses of any such transfer or the processing of any such application shall be paid by Landlord or Landlord's nominee. 44. Estoppel. Landlord and Tenant each confirm and agree that (a) it has read and understood all of the provisions of this Lease; (b) it is an experienced real estate investor and is familiar with major sophisticated transactions such as that contemplated by this Lease; (c) it has negotiated with the other party at arm's length with equal bargaining power; and (d) it has been advised by competent legal counsel of its own choosing. 45. Joint Preparation. This Lease (and all exhibits thereto) is deemed to have been jointly prepared by the parties hereto, and any uncertainty or ambiguity existing herein, if any, shall not be interpreted against any party, but shall be interpreted according to the application of the rules of interpretation for arm's-length agreements.

       46. Counterparts. This Lease may be executed at different times and in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Lease by telecopier shall be as effective as delivery of a manually executed counterpart of this Lease. In proving this Lease, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.
       47. Attorneys' Fees. If either party obtains a judgment against the other party by reason of a breach of this Lease, a reasonable attorneys' fee as fixed by the court shall be included in such judgment.
       48. Limitation on Landlord's Liability. Notwithstanding anything to the contrary in this Lease, (A) Tenant will look solely to the interest of Landlord (or its successor as Landlord hereunder) in the Leased Premises for the satisfaction of any judgment or other judicial process requiring the payment of money as a result of (i) any negligence (including gross negligence) or (ii) any breach of this Lease by Landlord or its successor (including any beneficial owners, partners, shareholders, trustees or others affiliated or related to Landlord or such successor) and Landlord shall have no personal liability hereunder of any kind, and (B) Tenant's sole right and remedy in any action concerning Landlord's reasonableness (where the same is required hereunder) will be an action for declaratory judgment and/or specific performance, and in no event shall Tenant be entitled to claim or recover any damages in any such action.

     49. Severability. Invalidation of any provision of this Lease or of the application thereof to any party by judgment or court order shall in no way affect any of the other provisions hereof or the application thereof to any other party and the same shall remain in full force and effect.
       50.    Waiver of Trial by Jury.
                  TENANT AND LANDLORD HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER IN ANY MATTERS ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE AND OCCUPANCY OF TENANT'S FACILITY OR THE ENTIRE PREMISES, AND ANY CLAIM OF INJURY OR DAMAGE.
       IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed as of the day and year first above written.
(SEAL)                 ENTERTAINMENT PROPERTIES
                       TRUST, a Maryland real estate investment trust


                       By: /s/ David M. Brain
                       Name:  David M. Brain
                       Title: Chief Financial Officer and Secretary

                           "Landlord"

                           AMERICAN MULTI-CINEMA, INC., a
(SEAL)                     Missouri corporation
ATTEST:

By:                                          By: /s/ Peter C. Brown
Name:   Nancy L. Gallagher                   Name:  Peter C. Brown
Title:     Vice President and Secretary      Title:    Executive Vice President
                                                       and Chief Financial
                                                       Officer

                                                     "Tenant"

                                                 AMC Build (REIT Program)



                               TABLE OF CONTENTS

                  LEASE BETWEEN ENTERTAINMENT PROPERTIES TRUST
                  AS LANDLORD AND AMERICAN MULTI-CINEMA, INC.,
                        AS TENANT, COVERING PREMISES IN
                             (Grand 24, Dallas, TX)

Article                                                                    Page

  1.      Attachments to Lease; Rent and Expense Rider and Exhibits...........1

  2.      Definitions and Rules of Construction...............................2

  3.      Premises............................................................8

  4.      Term................................................................8

  5.      Rent................................................................8

  6.      Covenant of Title; Authority and Quiet Possession; Transfer of
          Title..............................................................10

  7.      Use of Premises....................................................12

  8.      Subletting and Assigning...........................................14

  9.      Continued Possession of Tenant.....................................21

  10.     Fixtures...........................................................21

  11.     Utilities..........................................................22

  12.     Governmental and Ground Lease Compliance...........................22

  13.     Maintenance and Repairs............................................27

  14.     Damage Clause......................................................29

  15.     Insurance, Indemnity, Waiver of Subrogation and Fire Protection....34

  16.     Indemnification Generally. ........................................39

  17.     Tenant to Pay Taxes................................................40

  18.     Alterations and Tenant's Liens.....................................40

  19.     Tenant's Signs.....................................................42

  20.     Condemnation and Economic Obsolescence.............................44

  21.     Other Tenancies; REA.  ............................................48

  22.     Common Facilities.  ...............................................49

  23.     Options to Extend; Right of First Offer to Lease by Tenant.........49

  24.     Common Area Charge.................................................52

  25.     Other Theatres and Restrictions....................................52

  26.     No Merchants Association...........................................53

  27.     Tenant's Covenant to Operate.......................................53

  28.     Estoppel Certificate; Attornment and Priority of Lease;
          Subordination......................................................54

  29.     Right of First Refusal to Purchase by Tenant.......................56

  30.     Default Clause and Self-Help.......................................63

  31.     Access to Premises.................................................68

  32.     Force Majeure......................................................69

  33.     Remedies Cumulative; Legal Expenses; Time of the Essence...........69

  34.     Lease Not to be Recorded...........................................70

  35.     Notices............................................................70

  36.     Waiver of Performance and Disputes.................................71

  37.     Modification of Lease..............................................73

  38.     Captions and Lease Preparation.....................................73

  39.     Lease Binding on Successors and Assigns, Etc.......................73

  40.     Brokers............................................................74

  41.     Landlord's Status as a REIT.  .....................................74

  42.     Governing Law......................................................74

  43.     Certain Landlord Rights On Termination.............................74

  44.     Estoppel...........................................................75

  45.     Joint Preparation..................................................75

  46.     Counterparts.......................................................76

  47.     Attorneys' Fees....................................................76

  48.     Limitation on Landlord's Liability.................................76

  49.     Severability.......................................................76

  50.     Waiver of Trial by Jury............................................77

                                 AMC Prior Owned
                               (EPT REIT Program)
                             RENT AND EXPENSE RIDER


               Attached to and forming a part of Lease dated as of
                        November 21, 1997 by and between
                         ENTERTAINMENT PROPERTIES TRUST,
                                  as Landlord,
                                       and
                     AMERICAN MULTI-CINEMA, INC., as Tenant,
                             relating to premises in
                             (Grand 24, Dallas, TX)


Section 1.  Rent.

    (A) Annual Fixed Rent; Escalation. Tenant shall pay Landlord, during the term of this Lease, the Annual Fixed Rent in the manner hereinafter provided. The Annual Fixed Rent for each Lease Year shall be payable in equal monthly installments on or before the first day of each calendar month in advance during such Lease Year. If the Annual Fixed Rent is payable for a fraction of a month, the amount payable shall be a pro rata share of a full month's rent. The Annual Fixed Rent shall be prorated for any partial Lease Year. Annual Fixed Rent will be increased each Lease Year by an amount equal to the Annual Fixed Rent Escalation.

    (B)  Percentage Rent.

             (1) In addition to the Annual Fixed Rent, Tenant shall pay Landlord as percentage rent (the "Annual Percentage Rent") an amount for each Lease Year equal to the Percentage Rate of the Gross Receipts for such Lease Year in excess of an amount ("Base Amount") equal to the quotient obtained by dividing the Annual Fixed Rent payable for such Lease Year by the Percentage Rate. For the purpose of computing the Annual Percentage Rent for the first Lease Year, the Gross Receipts for and the Annual Fixed Rent payable for the partial calendar month, if any, preceding the first Lease Year shall be included in the Annual Fixed Rent and Gross Receipts for the first Lease Year. Within 60 days following the end of each Lease Year, Tenant shall furnish Landlord with a statement, verified by a corporate officer of Tenant, showing the amount of Gross Receipts for the preceding Lease Year, which statement shall be accompanied by Tenant's payment of Annual Percentage Rent, if any, is due.

             (2) The term "Lease Year" as used in this Lease shall mean a period of 12 full calendar months. The first Lease Year shall begin on the first day of the calendar month following the Commencement Date, unless the term commences on the first day of a calendar month, in which case the first Lease Year shall begin on the Commencement Date. Each succeeding Lease Year shall commence on the anniversary of the first Lease Year.

             (3) Landlord shall have the right, not more often than once each year, to audit Tenant's records of Gross Receipts, but only for the purpose of ascertaining the amount of the Gross Receipts during the preceding Lease Year. Such audit shall be made on behalf of Landlord by a certified public accountant to be selected by Landlord. If Landlord wishes to audit Tenant's records for any Lease Year, Landlord shall notify Tenant and proceed with such audit within 12 months after the end of the Lease Year in question. Should Landlord fail to exercise the right to audit the records of Tenant within 12 months after the end of any Lease Year, then Landlord shall have no further right to audit the records of Tenant for such Lease Year, and Tenant's statement of Gross Receipts for such Lease Year shall conclusively be deemed to be correct. Any such audit by Landlord shall be at Landlord's own expense, except as hereinafter provided. If any such audit discloses that Tenant has understated the Gross Receipts for such Lease Year by more than 3% and Landlord is entitled to any additional Annual Percentage Rent as a result of such understatement, then Tenant shall promptly pay to Landlord the cost of such audit. Tenant shall, in any event, pay Landlord the amount of any deficiency in Annual Percentage Rent plus interest at the Default Rate. Any information obtained by Landlord from such statements or inspections shall be kept confidential and shall not be disclosed except as provided in subparagraph (14) of this paragraph (B).

             (4) The term "Gross Receipts" as used in this Lease shall mean the receipts whether wholly or partially in cash or on credit from the sale or lease of theatre admission tickets, concessions and all other goods, wares, services, merchandise or chattels of any kind, received by Tenant in or from the Leased Premises during each Lease Year; provided, however, there shall be deducted from such cash receipts in the computation of Gross Receipts to the extent the same are included in Tenant's computations:

                     (a)      Credits or refunds made to customers.

     (b) (i) All federal, state, county and city sales taxes or other similar taxes, and (ii) all occupational taxes, use taxes and other taxes which must be paid by Tenant or collected by Tenant, by whatever name they are known or assessed, and regardless of whether or not they are imposed under any existing or future orders, regulations, laws or ordinances.

     (c) (i) Agency commissions paid to independent third parties for selling tickets but only to the extent such commissions are actually remitted to independent third parties, and (ii) surcharges in excess of the standard ticket price for tickets purchased by use of credit cards.

     (d) Receipts from the sale of student and senior citizens discount cards.

                     (e)      Proceeds from the sale of Tenant's Property.


             (5) Should Tenant rent one or more theatres for special events such as a rally, fashion show, speech or the like, the Gross Receipts shall be deemed the rental received by Tenant and shall not include monies, if any, received by the sponsor of the event. Pursuant to Section 8(G) and (I) of this Lease, the rental received by Tenant may not be based in whole or in part on the net income or profits derived by any person in connection with all or a portion of any theatre.

             (6) For the purposes of computing and reporting Gross Receipts with respect to "four-wall deals" as permitted by the Article captioned "Subletting and Assigning," Tenant shall have the right to report as Gross Receipts only the actual payments received by Tenant in connection with such use. Pursuant to Sections 8(G) and (I) of this Lease, the actual payments received by Tenant with respect to such "four-wall deals" may not be based in whole or in part on the net income or profits derived by any person in connection with all or a portion of a Tenant facility.

             (7) Tenant shall be entitled to deduct from Gross Receipts any tax on rents received by a distributor and/or rents paid by Tenant in respect of films shown in Tenant's Building, to the extent Tenant (or its sublessees) pays any such tax to the taxing authority, whether by designation of such tax specifically or as a part of the rental for a film or otherwise, provided that the amount deducted hereunder shall not be duplicative of other deductions from Gross Receipts.

             (8) For the purposes of computing and reporting Gross Receipts with respect to electronic games, other amusement devices, and other related services provided as a convenience to patrons of Tenant's theatre operated or provided in Tenant's Building, Tenant shall have the right to (a) report as Gross Receipts only the actual payments received by Tenant in connection therewith, and (b) exclude from Gross Receipts all receipts of any independent concessionaire, licensee or other third party or parties in connection therewith and all receipts derived by Tenant from pay telephones, cash dispensing ATM machines and other customer related services provided as a convenience to patrons of Tenant's theatre and which generate nominal fees. Pursuant to Section 8(G) and (I) of this Lease, the actual payments received by Tenant in connection with such electronic games, other amusement devices and related services may not be based in whole or in part on the net income or profits derived by any person.

             (9) As and when during each Lease Year the Gross Receipts exceed the Base Amount, the Gross Receipts thereafter received from theatre admission tickets for pictures licensed for exhibition pursuant to particular contracts hereinafter described shall be excluded from Gross Receipts and a daily rent premium in the amount hereinafter set forth shall be paid in lieu thereof. Such license contracts shall consist of arrangements whereby a predetermined weekly theatre operating cost is retained by the exhibitor from the theatre ticket admission receipts in respect of a particular film, and the distributor of the film is paid 90% of the balance. In such instances, Tenant shall pay Landlord a daily rent premium of $15 per auditorium for each day such film is exhibited in an auditorium in Tenant's Building.

                     (10) (a) If Tenant, in accordance with the provisions of paragraph (B) of the Article captioned "Use of Premises," uses Tenant's Building for purposes other than the uses set forth in paragraph (A) of said Article ("Initial Use"), then during the period of such other uses(s) ("Other Use(s)"), Tenant shall pay as Percentage Rent, in lieu of the amount set forth in subparagraph (1) of this paragraph (B), an amount for each Lease Year equal to the amount, if any, by which the "Applicable Percentage Rate" of Gross Receipts in each such Lease Year exceeds the Annual Fixed Rent payable by Tenant for such Lease Year. The term "Applicable Percentage Rate" shall mean the percentage rate, if any, commonly used in the submarket within the Metropolitan Area in which Tenant's Building is located for the type of use for which Tenant's Building is then being used.

     (b) During the period of use of Tenant's Building for the Other Use(s), Gross Receipts shall be defined as follows (in lieu of the definition thereof in subparagraphs (4) through (9) of this paragraph (B)):

     The term "Gross Receipts" shall mean: (i) the entire amount of the price charged, whether wholly or partially in cash or on credit, or otherwise, for all goods, wares, merchandise and chattels of any kind sold, leased, licensed or delivered, and all charges for services sold or performed in, at, upon or from any part of or through the use of Tenant's Building or any part thereof by Tenant and any other party, or by means of any mechanical or other vending device (other than pay telephones and those soft drink and other similar vending devices operated primarily for the convenience of Tenant's employees); and (ii) all gross income of Tenant and any other party from any operations in, at, upon or from the Tenant's Building which are neither included in nor excluded from Gross Receipts by other provisions of this Lease, but without any duplication. Gross Receipts shall not include, or if included, there shall be deducted (but only to the extent they have been included), as the case may be, (i) the net amount of cash or credit refunds made upon Gross Receipts, where the merchandise sold or some part of it is returned by the purchaser to and accepted by Tenant (but not exceeding in any instance the selling price of the item in question);
(ii) the amount of any sales tax, use tax or retail excise tax which is imposed by any duly constituted governmental authority directly on sales and which is both added to the selling price (or absorbed therein) and is paid to the taxing authority by Tenant (but not any vendor of Tenant); (iii) exchanges of merchandise between Tenant's Building and other stores of Tenant or its affiliates to the extent the same are made solely for the convenient operation of Tenant's business and not for the purpose of depriving Landlord of the benefit of Gross Receipts; (iv) returns of merchandise to shippers, suppliers or manufacturers; (v) the sale of Tenant's Property; (vi) discount sales to employees and agents of Tenant of merchandise not intended for resale; and (vii) separately stated interest and service charges.

     (c) During any Lease Year in which Tenant's Building is used in part for the Initial Use and in part for Other Use(s), Tenant shall pay as Percentage Rent the sum of (i) the amount, if any, by which the Percentage Rate of Gross Receipts during the portion of such Lease Year that Tenant's Building is used for the Initial Use ("Initial Use Period") exceeds the Annual Fixed Rent payable during the Initial Use Period, plus (ii) the amount, if any, by which the Applicable Percentage Rate of Gross Receipts during the portion of such Lease Year that Tenant's Building is used for purposes other than the Initial Use ("Other Use Period") exceeds an amount equal to the Annual Fixed Rent payable for the Other Use Period.

     (d) If the use of Tenant's Building shall be changed from one Other Use to another Other Use during any Lease Year or shall otherwise be used for more than one Other Use during any Lease Year, Tenant shall pay as Percentage Rent the amount, if any, by which the Applicable Percentage Rate in respect of each such Other Use of the separate Gross Receipts received in such Lease Year attributable to each such Other Use exceeds the Annual Fixed Rent payable for such Lease Year.

     (e) The foregoing provisions of this subparagraph (10) shall prevail over any conflicting provisions in this paragraph (B) and shall apply only when Tenant uses Tenant's Building primarily for uses other than those set forth in paragraph (A) of the article captioned "Use of Premises".

             (11) Nothing set forth in this Lease shall be construed as giving Landlord any partnership or other interest in Tenant's business.

             (12) It is understood and agreed by Landlord that Tenant has made no representation of any kind whatsoever as to the minimum or maximum amount of Gross Receipts which may or shall be made in the Leased Premises during any Lease Year of the term of this Lease.

             (13) Landlord agrees not to divulge to any party the amount of Gross Receipts made by Tenant in the Leased Premises, except to a ground lessor if the Leased Premises is subject to a ground lease and the taxing authorities with authority to inquire therein, to an existing or bona fide prospective mortgagee or bona fide prospective purchaser of the Entire Premises or the Leased Premises, or in connection with any action to collect Percentage Rent from Tenant.


Section 2.  Tenant's Real Estate Taxes.

    (A) As used in this Article, the following terms shall have the following meanings:

             (1) "Fiscal Tax Year" shall mean the 12-month period established as the real estate tax year by the taxing authority having jurisdiction over the Entire Premises.

             (2) "Taxes" shall mean ad valorem taxes and assessments and governmental charges (including sewer charges), general or special, ordinary or extraordinary, foreseen or unforeseen, of any kind or nature whatsoever, imposed by any Governmental Authorities, which are levied on or charged against the Leased Premises, Tenant's Facility, Tenant's Property, the real estate on which the Tenant's Facility is located, personal property or rents, or on the right or privilege of leasing real estate or collecting rents thereon, and any other taxes and assessments attributable to the Leased Premises or its operation by Tenant or any tax or assessment or governmental charge imposed or collected in lieu of or in substitution for any such tax, assessment or governmental charge, including without limitation all special assessments, impact fees, development fees, traffic generation fees, parking fees in respect of any Fiscal Tax Year falling wholly within the term of this Lease and a portion of any real estate taxes so imposed in respect of any Fiscal Tax Year falling partly within and partly without the term hereof, equal to the proportion which the number of days of such Fiscal Tax Year falling within the term hereof bears to the total number of days of such Fiscal Tax Year; excluding, however, any income, franchise, corporate, capital levy, capital stock, excess profits, transfer, revenue, estate, inheritance, gift, devolution or succession tax payable by Landlord or any other tax, assessment, charge or levy upon, or measured, in whole or in part, by the rent payable hereunder by Tenant, except to the extent any such tax, assessment, charge or levy is imposed in substitution for any ad valorem tax or assessment.

             (3) "Taxes Applicable to Leased Premises" shall mean an amount equal to the Taxes levied against the land and improvements within the Leased Premises.

    (B) Tenant shall pay the Taxes Applicable to the Leased Premises directly to the appropri ate taxing authorities within 60 days after the end of each Fiscal Tax Year.

    (C) Tenant shall have the right (but shall not be obligated) to contest the Taxes Applicable to the Leased Premises or the validity thereof by appropriate legal proceedings or in such other manner as it shall deem suitable, and Landlord shall join in such contest, protest or proceeding, but at Tenant's sole cost and expense. Landlord shall not, during the pendency of such legal or other proceeding or contest, pay or discharge any Taxes on the Leased Premises, or tax lien or tax title pertaining thereto, provided Landlord may do so in order to stay a sale of the Leased Premises through foreclosure of a tax lien thereon. Any refund obtained by Tenant shall be paid first to Tenant to the extent of its costs and expenses of such contest and on account of any portion of the Taxes so refunded which was previously paid by Tenant.


Section 3. Common Facilities Expense. If the Leased Premises are a part of a larger Entire Premises and subject to an REA as such terms are defined herein, the following provisions of this Section 3 shall apply:

    (A) "Common Facilities Expense" shall mean, to the extent covered by such REA, actual, reasonable and competitive costs of maintaining, repairing, insuring, lighting, protecting and securing the Common Facilities. Tenant shall pay directly to the appropriate person or entity under the REA in each Lease Year as hereinafter provided the Common Facilities Expense for such Lease Year attributable or allocable to the Leased Premises ("Tenant's Common Facilities Contribution"), which shall be computed and paid as set out in the REA.

    (B) To the extent Landlord is entitled to grant such rights to Tenant under the REA, Landlord hereby grants to Tenant the right to receive all statements and otherwise enforce directly Landlord's rights under the REA with respect to the Common Facilities Expense for such Lease Year and Tenant's Common Facilities Contribution, and how such amount was computed.

Section 4.  Audit.

    To the extent Landlord is entitled to grant such right to Tenant under the REA, Landlord hereby grants to Tenant the right to exercise and enforce directly Landlord's rights to audit (or authorize an accountant designated by Tenant to audit) books and records of the Common Facilities Expense of the applicable person or entity under the REA.

Section 5. Address for Payment.

    Until Tenant receives other instructions in writing from Landlord, Tenant shall pay all rents and other charges under this Lease by check to the order of Landlord, at its address first written in this Lease.

(SEAL)                       ENTERTAINMENT PROPERTIES TRUST, a
                             Maryland real estate investment trust


                             By:/s/ David M. Brain
                             ---------------------
                             Name:        David M. Brain
                             Title:       Chief Financial Officer and
                                          Secretary

                                   "Landlord"

(SEAL)                         AMERICAN MULTI-CINEMA, INC., a
ATTEST:                        Missouri corporation


By: /s/ Nancy L. Gallagher                  By:/s/ Peter C. Brown
--------------------------                  ---------------------
Name:  Nancy L. Gallagher                   Name:      Peter C. Brown
Title:   Vice President and Secretary       Title:     Executive Vice President
                                                       and Chief Financial
                                                       Officer

                                    "Tenant"